PLAN AND AGREEMENT OF TRIANGULAR MERGER
                                     BETWEEN
                          CHARYS HOLDING COMPANY, INC.,
                        CHARYS ACQUISITION COMPANY, INC.
                                       AND
                                CCI TELECOM, INC.

     CHARYS HOLDING COMPANY, INC., a Delaware corporation ("Charys"), CHARYS ACQUISITION COMPANY, INC., a Nevada corporation (the "Subsidiary"), and CCI TELECOM, INC., a Nevada corporation ("CCI"), hereby agree as follows:

     WHEREAS, the Subsidiary is a wholly-owned subsidiary of Charys; and

     WHEREAS, Charys desires to cause the merger of the Subsidiary with and into CCI (the "Merger"); and

     WHEREAS, the holders (the "CCI Shareholders") of all of the common stock of CCI, par value $0.01 per share (the "CCI Common Stock") are described in Attachment A hereto; and
-------------

     WHEREAS, as a result of the Merger, the CCI Shareholders will receive shares of the common stock of Charys, par value $0.001 per share (the "Charys Common Stock") in exchange for all of their shares of the CCI Common Stock; and

     WHEREAS, it is intended that the Merger shall constitute a reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

     1.     Plan  Adopted.  A  plan of merger whereby the Subsidiary merges with
            -------------
and into CCI (this "Plan of Merger"), pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes (the "NRS") and Section 368(a)(1)(A) of the Code is adopted as follows:

          (a) The Subsidiary shall be merged with and into CCI, to exist and be governed by the laws of the State of Nevada.

          (b) CCI shall be the Surviving Corporation (the "Surviving Corporation") and will be a wholly-owned subsidiary of Charys.

          (c) When this Plan of Merger shall become effective, the separate existence of the Subsidiary shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of the Subsidiary and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

          (d) The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the State of Nevada, if any.

          (e) The Surviving Corporation will carry on business with the assets of the Subsidiary, as well as the assets of CCI.

          (f) The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under Chapter 92A of the NRS.

          (g) The CCI Shareholders will surrender all of their shares of the CCI Common Stock in the manner hereinafter set forth.

          (h) In exchange for the shares of the CCI Common Stock surrendered by the CCI Shareholders, Charys will issue and transfer to them on the basis hereinafter set forth, shares of the Charys Common Stock.

          (i) A copy of this Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

          (j) The authorized capital stock of the Subsidiary is 10,000 shares of common stock, par value $0.001 per share (the "Subsidiary Common Stock"), of which 1,000 shares are issued and outstanding.

          (k) The authorized capital stock of CCI is 25,000,000 shares of the CCI Common Stock, of which 18,000,000 shares are issued and outstanding, all of which are held by the CCI Shareholders as described on Attachment A hereto.
                                                            ------------

     2.     Effective  Date.  The  effective  date of the Merger (the "Effective
            ---------------
Date") shall be the date of the filing of Articles of Merger for the Subsidiary and CCI in the State of Nevada.

     3.     Submission  to Stockholders.  This Plan of Merger shall be submitted
            ---------------------------
for approval separately to the CCI Shareholders and the shareholders of the Subsidiary in the manner provided by the laws of the State of Nevada.

     4.     Manner  of  Exchange.  As  soon  as  practicable after the Effective
            --------------------
Date, the CCI Shareholders shall surrender to Charys their stock certificates representing the CCI Common Stock in exchange for certificates representing the shares of the Charys Common Stock to which they are entitled pursuant to the provisions of Section 5 hereof. All shares of the Charys Common Stock, when issued and delivered to the CCI Shareholders in accordance with the terms hereof, will be duly authorized, validly issued, fully-paid and non-assessable. The issued and outstanding shares of the Subsidiary Common Stock will be cancelled. In furtherance of the foregoing, as soon as practicable after the Effective Date, Charys shall mail to each CCI Shareholder, a letter of transmittal in form reasonably acceptable to CCI and Charys (which shall specify that delivery shall be effected, and risk of loss and title to any certificates that immediately prior to the Effective Date represented outstanding shares of CCI Common Stock shall pass, only upon actual delivery of the certificates to Charys, and shall contain instructions for use in effecting the surrender of the certificate in exchange for certificates representing shares of Charys Common Stock). Upon surrender for cancellation to Charys by a CCI Shareholder of any certificate(s) held by such CCI Shareholder representing shares of CCI Common Stock, together with the letter of transmittal, duly executed by such CCI Shareholder, the surrendering CCI Shareholder shall be entitled to receive in exchange therefore a certificate representing that number of shares of Charys Common Stock into which the shares represented by the surrendered certificate shall have been converted upon the Merger pursuant to Section 5 of this Agreement, and any certificate so surrendered shall immediately be cancelled by Charys.

     5.     Basis  of  Exchange.
            -------------------

          (a) The CCI Shareholders currently own 20,100,000 shares of the CCI Common Stock, which shares constitute all of the issued and outstanding shares of the capital stock of CCI. As a result of the Merger, each share of CCI Common Stock held by the CCI Shareholders shall be converted into (i)
0.037199 of a share of Charys Common Stock adjusted up to the next whole share in the case of fractional shares and (ii) if a CCI Shareholder shall make the election provided for in Section 5(b) hereof within thirty (30) days after the Effective Date, as to each share of CCI Common Stock held by such electing CCI Shareholder the right to receive an additional 0.030712 of a share of Charys Common Stock adjusted up to the next whole share in the case of fractional shares (such number of shares described in clause (ii) equaling 85% of the minimum number of shares that may be issued on account of each share of Charys Common Stock in connection with the earn-out payments provided for in Section 11 hereof and being in lieu of receiving any additional shares of Common Stock pursuant to Section 11 hereof on account of any shares of Charys Common Stock received by such CCI Shareholder in the Merger). Therefore, as a result of the Merger, each CCI Shareholder shall be entitled to receive one share of Charys
Common Stock for each 26.882453 shares of CCI Common Stock converted in the Merger and an additional 0.030712 share of Charys Common Stock adjusted up to the next whole share in the case of fractional shares on account thereof if such CCI Shareholder makes the election provided for in Section 5(b). By virtue of the Merger, all shares of CCI Common Stock, when so converted, shall no longer be outstanding and shall automatically cease to exist and each CCI Shareholder shall cease to have any rights with respect thereto, except the right to receive the certificates representing the shares of Charys Common Stock into which such shares are converted, and the right to receive the additional consideration provided for in Sections 7 and 11 hereof. As a result of the Merger, 747,710 shares adjusted for fractional shares of the Charys Common Stock shall be issued to the CCI Shareholders (including an adjustment for fractional shares). For purposes of the calculations of the number of shares of Charys Common Stock to be issued in the Merger, the parties have assumed a value of $4.00 per share, or an aggregate value of $2,990,798.53.

          (b)     Except as limited in accordance with the last sentence of this
Section 5(b), a CCI Shareholder may elect at any time within thirty (30) days after the Effective Date, to receive 0.030712 of a share of Charys Common Stock on account of each share of CCI Common Stock held by such CCI Shareholder immediately prior to the Effective Time, the right to receive the same being in lieu of receving any shares of Charys Common Stock pursuant to Section 11 hereof on account of any shares of Charys Common Stock received by such CCI Shareholder in the Merger. Such an election shall be made on the letter of transmittal form to be provided by Charys to the CCI Shareholders pursuant to Setion 4 hereof promplty after the Effective Date, which letter of transmittal form shall be returned by such CCI Shareholders to Charys in accordance with the instructions set forth therein. Notwithstanding the foregoing, no holder of more than five percent (5%) of outstanding shares of the CCI Common Stock immediately prior to the Effective Date nor any executive officer of CCI may make such an election, and each of them have heretofore entered into separate agreements with Charys to such effect.

     6.     Existing  Debt.  Charys  anticipates  that  the  debt  of  CCI  will
            --------------
continue as before the Merger on substantially similar terms as are currently in force, subject to the approval and written waiver of any "Due on Sale" clauses by the holders of the indebtedness. CCI will use its best efforts to secure such approvals, waivers, and "Change of Control" provisions as are necessary to facilitate the Merger.

     7.     Make Whole Provision.  The shares of the Charys Common Stock held by
            --------------------
a Qualified Holder (as defined herein) will be subject to a "Make Whole Calculation" defined below where if the average "Market Price" per share defined below of the Charys Common Stock is less than $4.00 over a period of time described hereinafter, then additional shares and/or cash will be delivered to the CCI Shareholders. The Make Whole Calculation will not apply if (a) the average Market Price per share for the Charys Common Stock for the 20 trading days ending on the date which is 24 months from the Effective Date is equal to or greater than $4.00 per share, or (b) the average Market Price per share for the Charys Common Stock for any 20 consecutive trading days during the period commencing after the first anniversary of the Effective Date and ending on the second anniversary of the Effective Date is equal to or greater than $4.25 per share. Under either circumstance, the shares of the Charys Common Stock issued at the Effective Date would not be adjusted, and that portion of the consideration for the Merger would be deemed to have been paid in full. Otherwise, the Make Whole Calculation will apply. The Make Whole Amount shall be payable within ten (10) days after the second anniversary of the Effective Date.

     8.     Make  Whole  Calculation.  If  the average Market Price per share of
            ------------------------
Charys Common Stock for the twenty (20) consecutive trading days ending on the date which is the second anniversary of the Effective Date is not equal to or greater than $4.00 per share at the time, then the difference between such average Market Price per share and $4.00 per share, if any, multiplied by the number of shares of the Charys Common Stock initially issued at the Effective Date, and still held on such second anniversary of the Effective Date, would be the "Make Whole Amount." The portion of the Make Whole Amount payable on account of each share entitled to receive the same would be an amount equal to the quotient of the Make Whole Amount divided by the number of shares of Charys Common Stock initially issued on the Effective Date and still held on such second anniversary of the Effective Date, excluding any shares issued pursuant to Section 5(b) hereof. For example, if the average Market Price per share is $3.70 per share, then the Make Whole Amount per share would be $0.30 per share and would be payable by Charys in cash and/or in shares of the Charys Common Stock, at the discretion of Charys, based upon the average Market Price per share, unless otherwise agreed by Charys and each former CCI Shareholder entitled to receive the Make Whole Amount. The Make Whole Amount would not be payable on the additional Charys shares paid at the Effective Date to those of the CCI Shareholders who elected to take such additional shares pursuant to
Section 5(b) hereof. Further, the Make Whole Amount would be payable only on shares of the Charys Common Stock issued in the Merger that are held by Qualified Holders.

     9.     Make  Whole  Adjustment.  If  CCI, on the second anniversary date of
            -----------------------
the Effective Date has reported EBITDA (as defined in Section 11) equal to or less than 75 percent of the EBITDA Target (the "EBITDA Target" being EBITDA equal to 7% CCI's of revenue for the two year period ending on April 30, 2007), then the

Make Whole Amount related to the Charys Common Stock issued in connection with the Merger will be adjusted proportionately in relation to the short fall in the reported EBITDA to the EBITDA Target. If, for example, CCI reaches 75 percent of the EBITDA Target, then 75 percent of the Make Whole Amount shall be paid. In the event CCI has reported EBITDA of 50 percent or less of the EBITDA Target, there shall be no Make Whole Amount. If CCI reaches more than 75 percent of the EBITDA Target, then the entire Make Whole amount shall be paid.

     10.     Certain Definitions.  For purposes of this Agreement, the following
             -------------------
terms have the respective meanings set forth below:

          (a) "Market Price" means the market price of Charys Common Stock determined on the basis of:

               (i) The closing sale price (or the closing bid price, if no sales were reported) of the Charys Common Stock on the principal stock exchange, or the National Association of Securities Dealers' Automated Quotation National Market System ("NASDAQ/NMS"), as the case may be, on which the Charys Common Stock is then listed or admitted to trading;

               (ii) If the Charys Common Stock is not then listed or admitted to trading on any stock exchange or the NASDAQ/NMS, then the average of the closing bid and ask prices (if the bid price is 50 percent or less of the ask then only the ask price shall be used) on such day in the over-the-counter market, as furnished by the NASDAQ OTC Bulletin Board Service or the National Quotation Bureau, Inc.;

               (iii) If neither the NASDAQ Bulletin Board Service nor the National Quotation Bureau, Inc. then reports such prices, then as furnished by any comparable service then engaged in providing price quotations; or

               (iv) If there is no such comparable service, as furnished by any member of the National Association of Securities Dealers ("NASD") selected by Charys, with the consent of the two former CCI Shareholders who, at the Effective Date, held the largest number of outstanding shares of the CCI Common Stock, which consent shall not be unreasonably refused or delayed, and so long as such NASD member is not an affiliate of Charys.

          (b) "Qualified Holder" has the meaning set forth in Section 11(a)(x) hereof.

          (c) "Permitted Transferee," with respect to any Qualified Holder, means any other Qualified Holder;

               (i) any member of an individual Qualified Holder's family (including ancestors, descendants and siblings) or any trust primarily for the benefit of an individual Qualified Holder or the benefit of any member of an individual Qualified Holder's family;

               (ii) any transferee pursuant to a testamentary disposition upon the death of an individual Qualified Holder;

               (iii) any spouse or former spouse of a Qualified Holder pursuant to an agreement for division of community property or other property settlement agreement in the event of a marital dissolution or legal separation;

               (iv) any successor in interest upon the sale of all assets or the merger, consolidation or dissolution of any Qualified Holder that is itself a partnership, limited liability company or corporation;

               (v) to any entity that controls, is controlled by or is under common control with a Qualified Holder that is a partnership, limited liability company or corporation;

               (vi) by court order to any trustee, receiver or creditor upon the bankruptcy of a Qualified Holder;

               (vii) to any guardian or conservator appointed by court order upon an adjudication of incompetency of an individual Qualified Holder;

               (viii) any successor trustees or fiduciaries of any trust that is a Qualified Holder; or

               (ix) one or more of the partners of a partnership or members of a limited liability company that, in either case, is a Qualified Holder, upon distribution in kind of such Qualified Holder's shares of Charys Common Stock to such partner(s) or member(s).

     11.     Earn-Out  Payments.
             ------------------

          (a) For purposes of this Section 11, the following terms have the respective meanings set forth below:

               (i)     "CCI"  means  CCI  and  its  consolidated  subsidiaries.

               (ii) "EBITDA" means, for any Earn-Out Period, the net income of CCI for such Earn-Out Period determined in accordance with GAAP, (A) before the deduction of interest expenses paid or accrued by CCI with respect to such period, (B) before deduction of income taxes and other taxes based upon the income of CCI for such period, (C) before the deduction of depreciation, (D) before the amortization of goodwill and other amortizable assets, (E) before any deductions for extraordinary or nonrecurring losses or charges of CCI (as such terms are used under GAAP) for such period and before any increases due to extraordinary or nonrecurring items of income of CCI (as such terms are used under GAAP) for such period, (F) before a deduction with respect to any Excess Payments, (G) before any deductions for financing costs, accounting fees, legal fees or any other fees and expenses incurred in connection with the Merger or any acquisition or business combination transactions, whether or not consummated, pursued by CCI following the Merger, and (H) before any costs and expenses incurred in order to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, with all items referred to in subsections (A) through (H) in this definition determined in accordance with GAAP.

               (iii) "GAAP" means generally accepted accounting principles, applied on a basis consistent with CCI's past practices.

               (iv) "Eligible Charys Stock" means the Charys Common Stock issued to the CCI Stockholders upon the effectiveness of the Merger, excluding, however, those shares issued pursuant to Section 5(b) hereof.

               (v) "Excess Payments" means the amount by which (i) any corporate overhead of Charys allocated to CCI, management fees paid by CCI to Charys or other payments made by CCI to Charys which are not directly attributable or related to CCI's operation of its business exceeds (ii) the lower of (A) the actual internal cost to Charys of providing such service or (B) the aggregate costs that CCI would have incurred for the services to which such payments or allocations relate if CCI had acquired such services from a third party on an arm's length basis.

               (vi) "Triggering Change of Control" means (A) any sale or transfer of all or substantially all of the assets of Charys and its subsidiaries on a consolidated basis, or (B) any sale of stock, merger, consolidation, share exchange, business combination, or other similar transaction which results in persons other than holders of shares of the Charys Common Stock prior to any such transaction holding a number of shares of Charys Common Stock possessing the power, under ordinary circumstances, to elect a majority of the board of directors of Charys or the surviving entity of such transaction.

               (vii) "First Earn-Out Period" means the 12-month period commencing on May 1, 2005 and ending April 30, 2006.

               (viii) "Second Earn-Out Period" means the 12-month period commencing on May 1, 2006 and ending April 30, 2007.

               (ix) "Earn-Out Periods" means the First Earn-Out Period and the Second Earn-Out Period.

               (x) "Qualified Holder" means a former CCI Shareholder that received shares of Charys Stock in the Merger and any Permitted Transferee of such CCI Shareholder that received any of such Charys Common Stock.

               (xi) "2006 Revenue Growth" means the amount, expressed as a percentage, that the total revenues of CCI for the First Earn-Out Period exceed the total revenues of CCI for the twelve months ending April 30, 2005.

               (xii) "2007 Revenue Growth" means the amount, expressed as a percentage, that the total revenues of CCI for the Second Earn-Out Period exceed the total revenues of CCI for the First Earn-Out Period.

               (xiii) "2006 Earn-Out Threshold" means that the 2006 Revenue Growth is at least 7.5%, and EBITDA for the First Earn-Out Period, expressed as a percentage of total revenues of CCI for the First Earn-Out Period, is at least 4.0%.

               (xiv) "2007 Earn-Out Threshold" means that the 2007 Revenue Growth is at least 7.5%, and EBITDA for the Second Earn-Out Period, expressed as a percentage of total revenues of CCI for the Second Earn-Out Period, is at least 6.0%.

               (xv) "2006 Earn-Out Amount Shortfall" means the amount by which $2,233,000 exceeds the 2006 Earn-Out Amount.

               (xvi) "2006 Earn-Out AmounT" means, but only in the case that the 2006 Earn-Out Threshold is achieved, and subject to any Share Reduction Amount, the amount calculated as follows:

                    First, 2006 Revenue Growth shall be divided by 0.15, then the quotient thereof shall be multiplied by 0.35, and the product thereof is being the "2006 Revenue Component."

                    Next, EBITDA for the First Earn-Out Period, expressed as a percentage of total revenues for CCI for the First Earn-Out Period, shall be divided by .06, then the quotient thereof shall be multiplied by 0.65, and the product thereof is the "2006 EBITDA Component."

                    Last, the amount of $1,540,000 shall be multiplied by an amount equal to the sum of the 2006 Revenue Component and the 2006 EBITDA Component, and the product thereof is the 2006 Earn-Out Amount; provided, however, the 2006 Earn-Out Amount shall not exceed $2,233,000.

               (xvii) "2007 Earn-Out Amount" means, but only in the case that the 2007 Earn-Out Threshold is achieved, and subject to any Share Reduction Amount, the amount calculated as follows:

                    First, 2007 Revenue Growth shall be divided by 0.15, then the quotient thereof shall be multiplied by 0.35, and the product thereof is the "2007 Revenue Component."

                    Next, EBITDA for the Second Earn-Out Period, expressed as a percentage of total revenues of CCI for the Second Earn-Out Period, shall be divided by 0.08, then the quotient thereof shall be multiplied by 0.65, and the product thereof is the "2007 EBITDA Component."

                    Last, the amount of $2,970,000 shall be multiplied by an amount equal to the sum of the 2007 Revenue Component and the 2007 EBITDA Component, and the product thereof is the 2007 Earn-Out Amount; provided, however, the 2007 Earn-Out Amount shall not exceed $4,146,000 unless there is a 2006 Earn-Out Amount Shortfall, in which event the 2007 Earn-Out Amount shall not exceed the sum of $4,146,000 and the 2006 Earn-Out Amount Shortfall.

               (xviii) "2006 Earn-Out Payment" means an amount payable upon each share of Eligible Charys Stock then held by a Qualified Holder equal to quotient of the 2006 Earn-Out Amount divided by the number of shares of Eligible Charys Shares issued upon the effectiveness of the Merger.

               (xix) "2007 Earn-Out Payment" means an amount payable upon each share of Eligible Charys Stock then held by a Qualified Holder equal to the quotient of the 2007 Earn-Out Amount divided by the number of shares of Eligible Charys Stock issued upon the effectiveness of the Merger.

               (xx)     "Share  Reduction Amount"  means with respect to each of
(i) the amounts of $1,540,000 and $2,233,000 appearing in the definition of 2006 Earn-Out Amount, (ii) the amounts of $2,970,000 and $4,146,000 appearing in the definition of 2007 Earn-Out Amount, and (iii) and the amount of $2,233,000 appearing in the definition of 2006 Earn-Out Amount Shortfall, the reduction of each such amount to a fraction thereof, the numerator of which is the number of shares of Eligible Charys Stock issued to CCI Stockholders in the Merger and the denominator of which is the total number of shares of Charys Common Stock issued to CCI Stockholders in the Merger.

          (b) Not later than thirty (30) days after the completion of the audit of CCI's financial statements for each Earn-Out Period, Charys shall prepare and deliver to the Qualified Holders entitled to receive the payment of an Earn-Out Amount for such Earn-Out Period a statement (the "Earn-Out Statement") setting forth for such Earn-Out Period the total revenues of CCI, the Revenue Growth, EBITDA of CCI, EBITDA expressed as a percentage of CCI's total revenues, the Earn-Out Amount and the amount of the Earn-Out Payment, and a reasonably detailed description of the calculations of all of such items . The amount of the Earn-Out Payment reflected on such Earn-Out Statement shall be paid to the Qualified Holders on account of each share of Eligible Charys Stock issued in the Merger not later than the twentieth day following the date the Earn-Out Statement is required to be delivered to such Qualified Holders (the "Earn-Out Payment Date"). Any objections made to the calculation of the set forth in the Earn-Out Statement shall be resolved in accordance with Section 11 d.

          (c) The Earn-Out Payment shall be paid to each Qualified Holder on account of each share of Eligible Charys Stock issued in the Merger held of record by such Qualified Holder at the close of business on the date that is the last day of the Earn-Out Period in cash and/or in shares of the Charys Common Stock, the method of payment to be at the discretion of Charys. The value of the shares of Charys Common Stock paid on account of the Earn-Out Payment shall be the average Market Price Per Share of the Charys Common Stock for the twenty
(20) trading days ending on the last day of the Earn-Out Period, unless otherwise agreed upon by Charys and such Qualified Holder entitled to receive the Earn-out Payment.

          (d) If a Qualified Holder entitled to receive payment of an Earn-Out Amount shall have any objections to an Earn-Out Statement, such Qualified Holder shall deliver a reasonably detailed statement describing such objections to Charys within fifteen (15) days after receiving such Earn-Out Statement (the "Objection Period"). In the event such statement is not delivered to Charys within such 15-day period, Charys' calculations set forth therein shall be conclusive as to such Qualified Holder. The Qualified Holders entitled to receive payment and Charys will use reasonable efforts to resolve any objections raised with respect to such calculations which are timely raised by such Qualified Holders. If the parties do not obtain a final resolution within twenty (20) days after the expiration of the Objection Period, the Qualified Holder's entitled to receive payment and Charys will select an accounting firm mutually acceptable to them to resolve any remaining objections. If such Qualified Holders and Charys are unable to agree on the choice of an accounting firm within ten (10) days, then Charys' then current regular outside accounting firm and Padgett, Stratemann & Co., L.L.P., San Antonio. Texas, shall select a reputable accounting firm to resolve such objections. The determination of such accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. If such accounting firm determines that the Qualified Holders are entitled, under this Section 11, to an additional payment from Charys, Charys shall pay such amount on the fifth business day following the date of the determination by such accounting firm. In the event that the parties submit any unresolved objections to an accounting firm for resolution as provided in this Section 11(d), the fees and expenses of the accounting firm shall (i) be borne by the objecting Qualified Holders if such accounting firm determines that no additional payment is due to such Qualified Holders, (ii) be borne equally by Charys and such Qualified Holders if the payment which such accounting firm determines to be due to such Qualified Holders does not exceed the Earn-Out Payment reflected on the Earn-Out Statement by more than $25,000, or (iii) be borne by Charys if the payment which such accounting firm determines to be due to such Qualified Holders exceeds the Earn-Out Payment reflected on the Earn-Out Statement by more than $25,000.

          (e) Charys agrees, so long as CCI operations are achieving the minimum performance levels outlined in the earn-out matrix set forth in
Attachment  B,  that  Charys  will  (i)  make  reasonable  commercial efforts to
-------------
preserve the structure, assets, business and operations of CCI during the two-year period following the Effective Date in such a manner as to permit the Qualified Holders to attain the benefits of the provisions of this Section 11 through the achievement of Earn-Out Payments for both of the Earn-Out Periods and (ii) to refrain from taking any significant action, or permitting any significant action to be taken, respecting the structure, assets, business or operations of CCI that would frustrate the purpose and intent of this Section
11. Charys further agrees that in carrying out any transaction(s) that may affect CCI, Charys will make, or cause to be made, all practical provisions to ensure CCI's ability to account for and determine Revenue Growth and EBITDA to the end that the objectives set forth in the preceding sentence are attained. Further, in the event that a Triggering Change of Control occurs prior to the end of the Second Earn-Out Period, Charys agrees that, prior to or at the time of such Triggering Change of Control, it will make reasonable provision or cause reasonable provision to be made so that (A) the Earn-Out Payments, if any, can be calculated and made following the Triggering Change of Control at the times and in the manner set forth in this Section 11 and (B) Charys' obligations under this Section 11 are expressly assumed by the acquiring person; provided, however, no such assumption by the acquiring person shall relieve Charys from its obligations respecting the provisions of this Section 11.

          (f) The right to receive payment of an Earn-Out Amount is personal to Qualified Holder and shall not be transferable other than together with shares of Eligible Charys Shares to another Qualified Holder. Any attempted transfer of the right to receive payment of an Earn-Out Amount shall be null and void.

          (g) In the event Charys effects any stock split, stock dividend, recapitalization or other similar event after the date of this Agreement and prior to the Earn-Out final payment of any Earn-Out Payment hereunder, appropriate adjustments to will be made to the number of shares of Charys Common Stock which are subject to the foregoing provisions of this Section 11 in order to carry out the purposes and intent thereof.

     12.     No  Fractional  Shares.  No  fractional shares of the Charys Common
             ----------------------
Stock shall be issued in connection with the Merger, including shares issued pursuant to Sections 7 and 11 hereof. In the event that any fractional shares of the Charys Common Stock would be issued to a CCI Shareholder, the number of shares of the Charys Common Stock to be issued shall be rounded up to the nearest whole share.

     13.     Registration Rights.  Upon the effectiveness of the Merger, each of
             -------------------
the CCI Shareholders shall have the registration rights specified in Attachment C hereto with respect to all of the shares of Charys Common Stock
------------
received by such CCI Shareholder in the Merger, including shares received by such CCI Stockholder pursuant to Sections 7 and 11 hereof.

     14.     [RESERVED]
             ----------

     15.     Restricted  Shares.  All  shares  of  the Charys Common Stock to be
             ------------------
received by the CCI Shareholders hereunder shall be restricted in their resale as provided in the Securities Act of 1933, as amended (the "Securities Act"), and shall contain a legend as required by Rule 144 promulgated under the Securities Act ("Rule 144"), which shall read as follows:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
     "SECURITIES  ACT"),  OR  ANY  STATE  SECURITIES  LAWS AND NEITHER SUCH
     SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

     16.     Directors  and  Officers.  The  officers  and  directors  of  CCI
             ------------------------
following the Merger shall be Michael J. Novak, as chief executive officer and as a director, Roger Benavides, as chief financial officer, Dale Ponder, as chief operating officer, Jimmy Taylor, as executive vice president of business development, and each of Billy Ray, Ben Holcomb and Ray Smith, as directors. If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date, such vacancy may be filled by the Board of Directors as provided in the Bylaws of the Surviving Corporation. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate. Michael J. Novak, Jimmy Taylor, Dale Ponder, and Roger Benavides will at the Effective Date execute and deliver the Employment Agreements in substantially the same form as Attachment E attached hereto.
                                                   ------------

     17.     Articles  of  Incorporation.  The  Articles of Incorporation of CCI
             ---------------------------
existing on the Effective Date, a copy of which is attached hereto as Attachment F shall continue in full force as the Articles of Incorporation of
------------
the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     18.     Bylaws.  The  Bylaws  of CCI existing on the Effective Date, a copy
             ------
of  which is attached hereto as Attachment G shall continue in full force as the
                                ------------
Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     19.     Copies  of the Plan of Merger.  A copy of this Plan of Merger is on
             -----------------------------
file at 19240 Red Land Road, San Antonio, Texas 78259, the principal offices of CCI, and at 1117 Perimeter Center West, Suite N415, Atlanta, Georgia 30338, the principal offices of Charys and the Subsidiary. A copy of this Plan of Merger will be furnished to any shareholder of CCI, Charys, or the Subsidiary, on written request and without cost.

     20.     Representations  and  Warranties  of  CCI.  Where  a representation
             -----------------------------------------
contained in this Agreement is qualified by the phrase "to the best knowledge of CCI" (or words of similar import), such expression means that, after having conducted a due diligence review, CCI believes the statement to be true, accurate, and complete in all material respects. The disclosure of any fact or matter in a Schedule identified in any subparagraph of this Paragraph 20 constitutes disclosure for purposes of all other subparagraphs of this Paragraph
20.  CCI  represents  and  warrants  to  Charys  as  follows:

          (a)     Power  and  Authority.  CCI  has  full  power and authority to
                  ---------------------
execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the "Other Agreements").

          (b)     Binding  Effect.  Upon  execution  and  delivery  by CCI, this
                  ---------------
Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of CCI, enforceable against CCI in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)     No  Violation.  Neither  the  execution  and  delivery of this
                  -------------
Agreement or the Other Agreements nor full performance by CCI of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of CCI or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of CCI or necessary for the operation of CCI's business (the "Business") following the Merger or any other material contract, commitment, or other obligation to which CCI is a party, or create or result in the creation of any encumbrance on any of the property of CCI. Except with respect to those companies and individuals disclosed to Charys before the date of this Agreement or as disclosed on
Schedule  20(c)  attached  hereto,  CCI  is  not in violation of its Articles of
---------------
Incorporation, its Bylaws, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

          (d)     No  Consents.  Except  as disclosed on Schedule 20(d) attached
                  ------------
hereto, no consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Effective Date, be obtained or made by CCI prior to the Effective Date to authorize the execution, delivery and performance by CCI of this Agreement or the Other Agreements.

          (e)     Capitalization.  CCI  is  authorized  by  its  Articles  of
                  --------------
Incorporation to issue 25,000,000 shares of the CCI Common Stock, of which 20,100,000 shares are issued and outstanding, and 25,000,000 shares of preferred stock, par value $0.01 per share, none of which have been issued. All issued and outstanding shares having been validly issued and are fully paid and non-assessable, with no personal liability or preemptive rights attaching to the ownership thereof. Except as set forth on Schedule 20(e) attached hereto, no instruments or
                            ---------------
securities of any kind exist which are convertible into additional shares of the capital stock of CCI, nor do any outstanding options, warrants, rights, calls, commitments, plans, or other arrangements or agreements of any character exist providing for the purchase or issuance of any additional shares of CCI.

          (f)     Stock  Ownership.  Attachment  A  hereto sets forth a true and
                  ----------------   -------------
accurate list of the holders of record of all of the issued and outstanding shares of CCI Common Stock as of the Effective Date.

          (g)     Organization and Standing of CCI.  CCI is a duly organized and
                  --------------------------------
validly existing Nevada corporation in good standing, with all requisite corporate power and authority to carry on the Business as presently conducted in each of the jurisdictions where it is currently doing business. CCI has qualified to do business in the States listed in Schedule 20(g) attached hereto.
                                                 --------------

          (h)     CCI  Subsidiaries.  CCI  has  eight  subsidiaries as listed in
                  -----------------
Schedule  20(h)  attached  hereto, each of which is a duly organized and validly
---------------
existing corporation in the jurisdiction of its incorporation, and is in good standing, with all requisite corporate power and authority to carry on its business as presently conducted in each of the jurisdictions where it is currently doing business. As used herein, the term "CCI" shall mean CCI and all of its subsidiaries, unless the context requires otherwise.

          (i)     Employees.  On  the  date  of  this  Agreement,  CCI  has
                  ---------
approximately 130 employees. All employees of CCI whose annual base salary exceeds $50,000 per year are described in Schedule 20(i) attached hereto. To
                                             --------------
the best knowledge of CCI, it has been for the past four years, and currently is, in material compliance with all federal, state and local regulations or orders affecting employment and employment practices (including those regulations promulgated by the Equal Employment Opportunity Commission), including terms and conditions of employment and wages and hours. At the
Effective Date, CCI will have no obligation to make any payment to any past or present employees, officers or directors or independent contractors except as to those individuals described in Schedule 20(i), other than compensation paid in
                                 --------------
the ordinary course of business.  Except as disclosed in Schedule 20(i) attached
                                                         --------------
hereto, CCI has no employment contract, written or otherwise, with any employee or former employee.

          (j)     Financial  Statements.  CCI  has  furnished  Charys  and  the
                  ---------------------
Subsidiary audited year-end balance sheets and statements of operations, shareholders equity and cash flow of CCI and its consolidated subsidiaries as of March 31, 2003, and March 31, 2004 and unaudited statements (collectively, the "Financial Statements") for the period commencing April 1, 2004 and ending December 31, 2004 (the "Financial Statement Date") all of which are attached hereto as Schedule 20(j). The Financial Statements (i) are in accordance with
            --------------
the books and records of CCI; (ii) fairly present the financial condition of CCI at such dates and the results of its operations for the periods therein specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods, except that the unaudited statements are subject to normal year-end adjustments and do not contain the footnotes required by generally accepted accounting principles ; and (iv) with respect to all contracts and commitments of CCI, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income. Specifically, but not by way of limitation, the Financial Statements disclose all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of CCI on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

          (k)     Present  Status.  Except  as  disclosed  in  Schedule  20(k)
                  ---------------                              ---------------
attached hereto, since the dates reflected on the Financial Statements, CCI has not (i) incurred any material obligations or material liabilities, absolute, accrued, contingent, or otherwise, except current trade payables; (ii) discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current Financial Statements liabilities and current liabilities incurred since the dates reflected on the Financial Statements, in each case, in the ordinary course of business; (iii) declared or made any shareholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; (iv) mortgaged, pledged, or subjected to lien, encumbrance, or charge any of its material assets except as shall be removed prior to or at the Effective Date; (v) canceled any material debt or claim; (vi) sold or transferred any assets of a material value except sales from inventory in the ordinary course of business; (vii) suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business, or prospects; (viii) waived any rights of a material value; (ix) entered into any transaction other than in the ordinary course of business. Further, except as disclosed in Schedule 20(k) attached hereto, since the Financial Statement Date, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets, liabilities, operations, or prospects of CCI, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

          (l)     Tax Returns and Audits.  CCI has delivered to Charys copies of
                  ----------------------
all federal and state income tax and franchise tax returns for CCI for the fiscal years ended March 31, 2002, 2003 and 2004 (collectively the "Primary Tax Returns"), all of which are described in Schedule 20(l) attached hereto. CCI
                                            --------------
has paid all taxes (the "Primary Taxes") required to be paid as provided in the Primary Tax Returns.

               (i) As of the Effective Date, CCI has filed all of the other tax returns (the "Other Tax Returns," and together with the Primary Tax Returns, collectively, the "Tax Returns") required to be filed and has duly paid or accrued on the Financial Statements all taxes (the "Other Taxes," and together with the Primary Taxes, collectively, the "Taxes") required to be paid as provided in the Other Tax Returns, including without limitation, premium, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other charges (including interest and penalties) due or claimed to be due by federal, state, or local authorities (collectively, the "Taxing Authorities"). All Taxes required or anticipated to be paid for all periods prior to and including the Effective Date have been paid or fully reserved against in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods, except as provided in Schedule 20(l) attached hereto. All Taxes which are required to
                --------------
be withheld or collected by CCI have been duly withheld or collected, and to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no liens for Taxes upon any property or assets of CCI except for liens for Taxes not yet due and payable. CCI has not executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery) of CCI is substantially correct and in compliance with the Code, and the regulations thereunder.

               (ii)     Except  as  disclosed in Schedule 20(l) attached hereto,
                                                 --------------
no issues have been raised that are currently pending by any Taxing Authority in connection with any of the Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to CCI which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to such examinations.

               (iii)     Except  as disclosed in Schedule 20(l) attached hereto,
                                                 --------------
CCI is not subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

               (iv) CCI is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of CCI is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

               (v) CCI is not and will not be required to recognize after the Effective Date any taxable income in respect of accounting method adjustments required to be made under the Tax Reform Act of 1986 or the Revenue Act of 1987.

               (vi) None of the assets of CCI constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets of CCI are subject to a safe harbor lease or other similar arrangement as a result of which CCI is not treated as the owner for federal income tax purposes.

               (vii) CCI has not made or become obligated to make, and will as a result of any event connected with the Effective Date become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

               (viii) CCI and its domestic subsidiaries file a consolidated tax return. Otherwise, CCI is not a party to any tax sharing agreement.

               (ix) CCI shall file all Tax Returns and reports with respect to Taxes which are equired to be filed for Tax periods ending on or before the Effective Date (a "Pre-Effective Date Tax Return") and shall pay all amounts shown to be due on such Pre-Effective Date Tax Returns to the appropriate taxing authority.

               (x) CCI shall furnish or cause to be furnished, upon request, as promptly as practicable, such information (including access of books and records) and assistance relating to CCI as is reasonably necessary for the filing of any return or report, for the preparation for any audit, and for the prosecution or defense of any claim relating to any proposed adjustment or refund claim.

          (m)     Litigation.  Other  than  as  reflected  on  Schedule  20(m)
                  ----------                                   ---------------
attached hereto, to the knowledge of CCI, no material litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefor known to CCI) with respect to CCI, or any of the Business, properties, or assets existing as of the date of this Agreement.

          (n)     Compliance  with  Laws  and  Regulations.  Except as otherwise
                  ----------------------------------------
disclosed in Schedule 20(n) attached hereto, to the best knowledge of CCI, it is
             --------------
in material compliance with all laws, ordinances, codes, restrictions, regulations (environmental and otherwise) and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to their knowledge, threatened with respect to the foregoing.

          (o)     No  Defaults.  Other  than  as  reflected  on  Schedule  20(o)
                  ------------                                   ---------------
attached hereto, to the best knowledge of CCI, it is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

          (p)     Permits  and  Approvals.  Except  as  otherwise  disclosed  on
                  -----------------------
Schedule  20(p)  attached  hereto,  to the best knowledge of CCI, (i) it has all
---------------
permits and approvals required for the conduct of the Business and is not in material default under any permit, approval or qualification, which default is likely to have a material adverse effect on CCI or the Business, nor is there any existing condition which, with the giving of notice or the passage of time, or both, would constitute such a material default; (ii) no permit, approval or qualification of any government or governmental unit, agency, board, body or instrumentality, whether federal, state or local, is necessary for the conduct of the Business as same has been and is being conducted; and (iii) there is no lawsuit or proceeding pending or threatened with respect to any of the foregoing.

          (q)     Properties.  CCI does not own any real property.  However, CCI
                  ----------
has good and marketable title to all other properties and assets used in the Business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, other than as shown on the Financial Statements, including, but not limited to a tax lien for unpaid real estate taxes other than real estate taxes not yet due and payable. The properties and assets owned, leased, or licensed by CCI constitute all such properties and assets which are necessary to the Business as presently conducted or as CCI contemplates conducting.

          (r)     Patents  and  Trademarks.  To  the  best  knowledge of CCI, it
                  ------------------------
owns, possesses and has good title to all of the copyrights, trademarks, trademark rights, patents, patent rights, and licenses necessary in the conduct of the Business, all of which are described in Schedule 20(r) hereto. To the
                                                  --------------
best knowledge of CCI, it is not infringing upon or otherwise acting adversely to the rights of any person, under, or in respect to, any copyrights, trademarks, trademark rights, patents, patent rights, or licenses owned by any person or entity, and there is no claim or pending or threatened action with respect thereto.

          (s)     Compliance  with  Environmental  Laws.  Except  as  otherwise
                  -------------------------------------
disclosed  on  Schedule  20(s) attached hereto, to the best knowledge of CCI, it
               ---------------
has not violated and is not in violation of the Federal Clean Air Act (42 U.S.C. 7401, et seq.), Federal Water Pollution Control Act (33 U.S.C. 1251, et seq.), the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901, et seq.), the Federal Comprehensive Environmental Responsibility, Clean Up and Liability Act of 1980 (42 U.S.C. 9601, et seq.), the Federal Toxic Substance Control Act of 1976 (15 U.S.C. 2601, et seq.) or any state or local laws or ordinances regulating the subjects covered by the federal statutes identified above, including rules and regulations thereunder. Prior to the Effective Date, CCI either directed, participated in and/or authorized that studies of the environmental status of CCI's properties and operations of the Business be prepared, which studies are listed or otherwise described in Schedule 20(s)
                                                                  --------------
hereto  (collectively  the  "Studies").  The  Studies,  as  well  as those other matters,  correspondence,  reports  and  the  like  disclosed  in Schedule 20(s)
                                                                  --------------
hereto, have been delivered to Charys and Charys' counsel and environmental consultants and are incorporated herein by reference as though set out herein.

          (t)     Purchase and Outstanding Bids.  No purchase commitments of CCI
                  -----------------------------
are in excess of normal, ordinary, and usual requirements of its business, or were made at any price in excess of then current Market Price or contained terms and conditions more onerous than those usual and customary in the industry.

          (u)     Insurance  Policies.  CCI currently has insurance contracts or
                  -------------------
policies (the "Policies") in full force and effect which provide for coverage that are usual and customary as to amount and scope in the business of CCI.
Schedule  20(u)  attached hereto sets forth a summary of all insurance contracts
---------------
or policies that relate to liability or excess liability insurance (collectively, the "Liability Policies") and all other Policies, including the name of the insurer, the types, dates and amounts of coverage and any material coverage exclusions. Except as set forth in Schedule 20(u) attached hereto, all
                                             --------------
of the Policies and Liability Policies remain in full force and effect. CCI has not breached or otherwise failed to perform, in any material respect, its obligations under any of the Policies or the Liability Policies nor has CCI received any adverse notice or communication from any of the insurers under the Policies or the Liability Policies with respect to any such alleged breach or failure in connection with any of the Policies or the Liability Policies. All Policies are sufficient for compliance with all regulations, orders and all contracts to which CCI is subject; are valid, outstanding, collectible and enforceable policies; and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the Merger.

          (v)     Compensation  of  Officers and Others.  Except as disclosed in
                  -------------------------------------
Schedule 20(v) attached hereto, as of the Financial Statement Date, there has not been any change in any compensation, commission, bonus, or other remuneration payable to any officer, director, agent, employee, or consultant of CCI, other than in the ordinary course of business.

          (w)     Inventory.  The  inventory  of  CCI  which is reflected on the
                  ---------
Financial Statements and all inventory items which have been acquired since the Financial Statement Date consists of goods of such quality and in such quantities as are salable in the ordinary course of the Business with normal markup at prevailing market prices. Each item of the inventory was valued in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods.

          (x)     Status  on the Effective Date.  CCI shall deliver to Charys at
                  -----------------------------
the Effective Date a schedule prepared by the chief financial officer of CCI stating the amount of CCI's (i) cash balances, plus certificates o deposit, (ii) accounts receivable and (iii) accounts payable, in each case as of the Effective Date.

          (y)     Labor  Matters.  Except as disclosed in Schedule 20(y) hereto,
                  --------------                          --------------
to the best knowledge of CCI, it is in material compliance with all applicable laws, rules or regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and CCI has not engaged in any unfair or illegal labor practice which has not been remedied as of the date hereof. There is no unfair labor practices complaint or charge of employment discrimination pending or, to the best knowledge of CCI, threatened in writing against CCI with respect to any of the employees before the National Labor Relations Board, if applicable, the Equal Employment Opportunity Commission, or any other state, federal or local court or governmental board, agency or commission. There is no labor strike, dispute, work slowdown, work stoppage or other job action pending or, to the best knowledge of CCI, threatened against CCI.

          (z)     Compliance  with  Law and Other Instruments.  The business and
                  -------------------------------------------
operations of CCI have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect CCI.

          (aa)     Contracts.  All  relevant  and/or  significant  contracts  to
                   ---------
which CCI is a party have been provided to Charys directly and/or indirectly as a result of Charys due diligence request or other written requests. Other than as disclosed on Schedule 20(aa) attached hereto or otherwise heretofore
                   ----------------
disclosed to Charys in writing, to the best knowledge of CCI, it has in all respects performed all obligations required to be performed to date, and is not in material default in any respect under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected. All parties having material contracts with CCI are in material compliance therewith, and are not in material default thereunder.

          (bb)     Banks,  Brokers and Proxies.  Schedule 20(bb) attached hereto
                   ---------------------------   ---------------
sets forth (i) the name of each bank, trust company, securities or other broker or other financial institution with which CCI has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each person authorized by CCI to draw thereon or to have access to any such safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of CCI in matters concerning its business or affairs. All such accounts, credit lines, safe deposit boxes and vaults are maintained by CCI for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable. The account statements previously provided to Charys are true and complete in all respects.

          (cc)     Dealings  with  Affiliates.  Schedule  20(cc) attached hereto
                   --------------------------   ----------------
sets forth a complete list, including the parties, of all oral or written agreements and arrangements to which CCI is, will be or has been a party, at any time from December 31, 2003 to the Effective Date, by and among CCI and any entity which it controls, by which it is controlled or with which it is under control.

          (dd)     Corporate  Records, etc.  CCI has delivered or made available
                   -----------------------
to Charys copies of the Articles of Incorporation, Bylaws, minute books, and other corporate governance materials used since the inception of CCI. The books of account and minute books of CCI are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

          (ee)     Brokerage.  No  broker, agent or finder has rendered services
                   ---------
to CCI in connection with the Merger except as shown in Schedule 20(ee) attached
                                                        ---------------
hereto.

          (ff)     Representations  and  Warranties  True  and  Complete.  All
                   -----------------------------------------------------
representations and warranties of CCI in this Agreement and the Other Agreements will be true, accurate and complete in all material respects as of the Effective Date.

          (gg)     No  Knowledge  of  Default.  CCI  has  no  knowledge that any
                   --------------------------
representations and warranties of Charys and the Subsidiary contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that Charys or the Subsidiary is in default under any term or provision of this Agreement or the Other Agreements.

          (hh)     No  Untrue  Statements.  No representation or warranty by CCI
                   ----------------------
in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained, in light of the circumstances under which they were made, not misleading.

          (ii)     Reliance.  The  foregoing  representations and warranties are
                   --------
made by CCI with the knowledge and expectation that Charys and the Subsidiary are placing complete reliance thereon.

     21.     Representations  and  Warranties of Charys.  Where a representation
             ------------------------------------------
contained in this Agreement is qualified by the phrase "to the best knowledge of Charys" (or words of similar import), such expression means that, after having conducted a due diligence review, Charys believes the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. Charys represents and warrants to CCI as follows:

          (a)     Power  and  Authority.  Charys  and  the  Subsidiary have full
                  ---------------------
power and authority to execute, deliver, and perform this Agreement and the Other Agreements.

          (b)     Corporate  Organization  of  Charys.  Charys  is a corporation
                  -----------------------------------
duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

          (c)     Corporate Organization of the Subsidiary.  The Subsidiary is a
                  ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

          (d)     Capital  Stock  of  Charys.  As of the date of this Agreement,
                  --------------------------
the entire authorized capital stock of Charys consists of 300,000,000 shares of the Charys Common Stock, of which 5,112,767 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are designated as Series A preferred stock (the "Charys Series A Preferred Stock") and are issued and outstanding. All issued and outstanding shares of the Charys Common Stock and the Charys Series A Preferred Stock have been validly issued and are fully paid and non-assessable, with no personal liability or preemptive rights attaching to the ownership thereof. Except as set forth on Schedule 21(d) attached hereto, no instruments or securities of any
             --------------
kind exist which are convertible into additional shares of the capital stock of Charys, nor do any outstanding options, warrants, rights, calls, commitments, plans or other arrangements or agreements of any character exist providing for the purchase or issuance of any additional shares of Charys. The Charys Common Stock to be received by the CCI Shareholders in the Merger, including Charys Common Stock, if any, received pursuant to Sections 7 and 11 hereof, is duly authorized, and upon issuance to any CCI Shareholder as contemplated by this Agreement, will be validly issued, fully paid and non-assessable. The delivery of a certificate or certificates to any CCI Shareholder pursuant to this Agreement representing shares of Charys Common Stock in the manner provided herein will transfer to such CCI Stockholder good and valid title to such shares of Charys Common Stock, free and clear of all liens.

          (e)     Capital  Stock  of  the  Subsidiary.  As  of  the date of this
                  -----------------------------------
Agreement,  the  entire  authorized  capital stock of the Subsidiary consists of
10,000 shares of the Subsidiary Common Stock, of which 1,000 are issued and outstanding. All issued and outstanding shares of the Subsidiary Common Stock have been validly issued and are fully paid and non-assessable, with no personal liability or preemptive rights attaching to the ownership thereof. Except as set forth on Schedule 21(e) attached hereto, no instruments or securities of any
             --------------
kind exist which are convertible into additional shares of the capital stock of the Subsidiary, nor do any outstanding options, warrants, rights, calls, commitments, plans or other arrangements or agreements of any character exist providing for the purchase or issuance of any additional shares of the Subsidiary.

          (f)     Binding Effect.  Upon execution and delivery by Charys and the
                  --------------
Subsidiary, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of Charys and the Subsidiary, enforceable against Charys and the Subsidiary in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (g)     No  Violation.  Other  than  as  set  forth  in Schedule 21(g)
                  -------------                                   --------------
attached hereto, the execution and delivery by Charys of this Agreement, and all of the Other Agreements, and the fulfillment of and compliance with the respective terms hereof and thereof by Charys do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default or event of default under (with due notice, lapse of time or both) of any contract to which Charys is a party; (ii) result in the creation of any lien upon any of Charys' capital stock or assets; (iii) give any third party the right to accelerate any obligations of Charys; or (iv) result in a violation of or require any authorization, consent, approval, exemption or other action by or notice to any court or authority pursuant to, the charter or bylaws of Charys, or any regulation, order or contract to which Charys or its properties are subject. Charys and the Subsidiary will comply with all applicable regulations and orders in connection with the execution, delivery and performance of this Agreement and the Merger.

          (h)     Governmental  Consents.  Except for the filing of the Articles
                  ----------------------
of Merger and other appropriate merger documents required by the NRS to be filed with the Secretary of State of Nevada and the documents required to be filed with the relevant authorities of other states in which the constituent corporations are qualified to do business, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with any governmental body is required on the part of Charys or the Subsidiary in connection with the transactions contemplated by this Agreement and the Other Agreements.

          (i)     Investment  Intent.  The Subsidiary is acquiring the shares of
                  ------------------
the CCI Common Stock for its own account and not with a view to their distribution within the meaning of the Securities Act.

          (j)     No Untrue Statements.  No representation or warranty by Charys
                  --------------------
in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained, in light of the circumstances under which they were made, not misleading.

          (k)     SEC  Filings.  Since  April  30,  2004,  Charys  has filed all
                  ------------
required documents with the SEC since it first became a registered public company (the "SEC Documents"). As of their respective dates, the SEC Documents, when taken together with any amendment thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and, at the respective times they were filed, none of the Charys SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except as set forth in subsequent SEC Documents filed prior to the Effective Date or in this Agreement.

     22.     Actions  of  CCI  Pending the Effective Date.  CCI agrees that from
             --------------------------------------------
the date hereof until the Effective Date:

          (a)     Operations.  CCI  will  use  its  commercially reasonable best
                  ----------
efforts to (i) be operated in keeping with its customary practices and in compliance with all applicable laws, rules and regulations; and (ii) not engage in any transaction or make any commitment or expenditure, not made in the ordinary course of business.

          (b)     No Change in Corporate Charter.  No change will be made in the
                  ------------------------------
Articles of Incorporation or Bylaws of CCI, or any of its subsidiaries, except as may be first approved in writing by Charys.

          (c)     No  Change  in  Compensation.  Except as disclosed in Schedule
                  ----------------------------
20(v), no increase will be made in the compensation payable to or to become payable by CCI to any officer, employee, or agent, nor will any bonus payment or arrangement be made by CCI to or with any officer, employee, or agent thereof, except as may be first approved in writing by Charys.

          (d)     No  Default.  CCI  shall  timely  pay  and/or  not  suffer any
                  -----------
default with respect to any of its contracts, commitments or obligations. CCI shall also continue to pay as they become due all accounts payable of CCI except as disclosed on Schedule 22(d) attached hereto.
                   ---------------

          (e)     Banking  Relations.  No  change  will  be  made  affecting the
                  ------------------
banking and safe deposit arrangements of CCI, except as may be first approved in writing by Charys.

          (f)     Insurance.  CCI  shall  keep  all  of  its property and assets
                  ---------
covered hereby insured in accordance with the present practice, and maintain, preserve and keep all improvements on its properties, all equipment, machinery and other personal property covered hereby in reasonably good condition and state of repair, reasonable wear excepted.

          (g)     No  Liabilities  or  Stock  Issuances.  Except as disclosed in
                  -------------------------------------
Schedule 20(v),CCI shall not issue nor sell any of its stock, bonds, notes, or other corporate securities, nor incur any obligation or liability except current liabilities incurred in the ordinary course of business, nor mortgage, pledge, grant security interests covering, or additionally subject to lien or encumbrance any of its properties except as may be first approved in writing by Charys.

          (h)     Reduction  of  Assets.  CCI  shall not dispose of any material
                  ---------------------
assets other than in the normal course of business.

          (i)     Access to Records.  CCI shall afford Charys and the Subsidiary
                  -----------------
and their attorneys, accountants, investment bankers and other representatives, access, during normal business, to all of its business operations, properties, books, files, and records, and will cooperate in their examination thereof. No such examination, however, shall constitute a waiver or relinquishment by Charys and the Subsidiary of their right to rely upon covenants, representations, and warranties of CCI made herein or pursuant hereto.

          (j)     Compliance.  CCI  shall  cause  its  officers and employees to
                  ----------
comply with all applicable provisions of this Agreement.

          (k)     Consents.  CCI  shall  use its commercially reasonable efforts
                  --------
to obtain on or prior to the Effective Date, all consents necessary to the consummation of the transactions contemplated hereby.

          (l)     Breach  of  Agreement.  CCI  shall  not  take any action which
                  ---------------------
would constitute a breach of this Agreement.

          (m)     Confidentiality.  CCI  shall  hold  in  confidence,  and shall
                  ---------------
cause each of its principals, officers, directors, employees and other personnel and authorized representatives, to hold in confidence, and not disclose to any other party without Charys' prior consent, all confidential and proprietary information received by it from Charys or its officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

     23.     Actions  of  Charys Pending the Effective Date.  Charys agrees that
             ----------------------------------------------
from the date hereof until the Effective Date:

          (a)     Consents.  It  will  use  its  commercially  reasonable  best
                  --------
efforts to obtain on or prior to the Effective Date all consents necessary to the consummation of the transactions contemplated hereby.

          (b)     Breach  of  Agreement.  It  will not take any action which, if
                  ---------------------
taken  prior to the Effective Date, would constitute a breach of this Agreement.

          (c)     Confidentiality.  Charys  shall  hold in confidence, and shall
                  ---------------
cause each of its principals, officers, directors, employees and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without CCI's prior consent, all confidential and proprietary information received by it from CCI or CCI's officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

     24.     Conditions  Precedent  to Obligations of Charys and the Subsidiary.
             ------------------------------------------------------------------
All obligations of Charys and the Subsidiary under this Agreement are subject to the fulfillment of the following conditions (or waiver in writing by Charys and the Subsidiary of any such condition) prior to or at the Effective Date:

          (a)     Representations  and  Warranties  True  at the Effective Date.
                  -------------------------------------------------------------
The representations and warranties of CCI herein shall be deemed to have been made again as of the Effective Date (other than any representation or warranty that is expressly made as of a specified date, which shall be true and corrects as of such specified date only) and then be true and correct, subject to any changes contemplated by this Agreement. CCI shall have performed all of the obligations to be performed by it hereunder on or prior to the Effective Date.

          (b)     Consents and Approvals.  CCI has obtained any and all material
                  ----------------------
consents, approvals, orders, qualifications, licenses, permits or other authorizations, required by all applicable regulations, orders and contracts of CCI or binding on its respective properties and assets, with respect to the execution, delivery and performance of this Agreement and the consummation of the Merger, including, without limitation, any consents of the CCI Shareholders and the consent required from Frost National Bank, unless waived by Charys.

          (c)     No Material Adverse Change.  There shall have been no material
                  --------------------------
adverse change since the date of this Agreement. As used herein, the term "material adverse change," means any circumstances, state of facts or matters which might reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects of CCI.

          (d)     Secretary's  Certificate.  Charys  has received a certificate,
                  ------------------------
substantially in the form of Schedule 24(d) attached hereto, of the secretary of
                             --------------
CCI, as to the Articles of Incorporation and Bylaws of CCI, the resolutions adopted by the Board of Directors of CCI and the CCI Shareholders in connection with this Agreement and the incumbency of CCI's officers.

          (e)     Other Documents.  CCI has furnished Charys with such other and
                  ---------------
further documents and certificates including certificates of CCI officers and others as Charys has reasonably requested to evidence compliance with the conditions set forth in this Agreement.

          (f)     No  Orders.  There  has  not  been issued, and there is not in
                  ----------
effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

          (g)     Deliveries at the Effective Date.  CCI shall have delivered to
                  --------------------------------
Charys and the Subsidiary at the Effective Date all of the documents required to be delivered hereunder.

          (h)     Inventory.  CCI  shall,  upon  Charys' written request, take a
                  ---------
physical inventory for each item on the perpetual inventory system of CCI in order to determine the value of each item in the books and records of CCI and that each item so priced in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods. Charys, or any of its representatives, shall have the right to observe the taking of such inventory and to test the results thereof. Upon completion of such inventory, a schedule of inventory results will be prepared by the chief financial officer of CCI and delivered to Charys. If such inventory is not satisfactory to Charys, then Charys shall have the option to terminate this Agreement.

          (i)     Environmental  Matters.  Before  the  Effective  Date,  Charys
                  ----------------------
shall have access to the properties of CCI and the Business to perform the environmental studies that it deems reasonably necessary. In the event that Charys shall not be reasonably satisfied with any such environmental studies, CCI shall have the right, but not the obligation, to remedy any condition noted by Charys within a reasonable time after written notice from Charys. If such noted condition has not been corrected by the Effective Date, Charys shall have the option to terminate this Agreement, whereupon no party shall have any liability to any other party hereunder or in connection with any other instrument executed in relation to the transactions contemplated herein.

          (j)     Certificates  of  Good  Standing.  CCI shall have delivered to
                  --------------------------------
Charys certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of CCI and its subsidiaries as of a date not more than 10 days prior to the Effective Date, in the State of Nevada or any such state of incorporation, or certificates of authority to transact business.

          (k)     Resolutions.  Charys'  counsel  shall  have received certified
                  -----------
resolutions of a meeting of the Board of Directors of CCI pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the CCI Shareholders, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement, (ii) such other documents and instruments as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by CCI hereunder.

          (l)     Status  of  Litigation.  With respect to any matters affecting
                  ----------------------
CCI  and  in  litigation  as described in Schedule 20(m) attached hereto, Charys
                                          --------------
shall have the right to make an independent review of such matters. If Charys is not satisfied with such review, then Charys shall have the option to terminate this Agreement.

          (m)     Certification.  CCI  shall  have  delivered  to  Charys at the
                  -------------
Effective Date a certificate dated as of the Effective Date, executed by the Chief Executive Officer of CCI, certifying that the conditions specified in this Paragraph 24 have been fulfilled.

          (n) CCI Associates Matters. CCI, CCI Associates, Ltd. ("Associates") and Charys shall have entered into an agreement providing for the sale by Associates to CCI of the real property which is the subject of the lease of CCI's principal offices in San Antonio, Texas upon such terms and conditions as are acceptable to Charys, such agreement to provide for the closing of the sale thereunder as such time as Charys shall determine but in no event more than twelve months after the Closing Date.

          (o)     Other  Matters.  All  corporate  and  other  proceedings  and
                  --------------
actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to Charys and its counsel, whose approval shall not be unreasonably withheld.

     25.     Conditions Precedent to Obligations of CCI.  All obligations of CCI
             ------------------------------------------
under this Agreement are subject to the fulfillment of the following conditions (or waiver in writing by CCI of any such condition) prior to or at the Effective
Date:

          (a)     Representations  and  Warranties  True at Effective Date.  The
                  --------------------------------------------------------
representations and warranties of Charys and the Subsidiary herein shall be deemed to have been made again at the Effective Date, and then be true and correct, subject to any changes contemplated by this Agreement. Charys and the Subsidiary shall have performed all of the obligations to be performed by Charys and the Subsidiary hereunder on or prior to the Effective Date.

          (b)     Proof  of  Authority.  Counsel  for  CCI  shall  have received
                  --------------------
evidence reasonably sufficient to such counsel that Charys and the Subsidiary have all requisite authorizations necessary for consummation by Charys and the Subsidiary of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation that might reasonably be expected to result in any such injunction or order is pending.

          (c)     No  Orders.  There  has  not  been issued, and there is not in
                  ----------
effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

          (d)     Deliveries at the Effective Date.  Charys shall have delivered
                  --------------------------------
to the CCI Shareholders at the Effective Date all of the documents required to be delivered hereunder.

          (e)     Other  Matters.  All  corporate  and  other  proceedings  and
                  --------------
actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to CCI and their counsel, whose approval shall not be unreasonably withheld.

     26.     The  Nature  and  Survival  of  Representations,  Covenants  and
             ----------------------------------------------------------------
Warranties.  All  statements and facts contained in any memorandum, certificate,
----------
instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement. All representations, covenants and warranties of the parties shall survive the Effective Date and all inspections, examinations, or audits on behalf of the parties, shall expire 24 months following the Effective Date.

     27.     Records of CCI.  For a period of five years following the Effective
             --------------
Date, the books of account and records of CCI pertaining to all periods prior to the Effective Date shall be available for inspection by the CCI Shareholders for use in connection with tax audits.

     28.     Destruction  of Property.  If, on or before the Effective Date, any
             ------------------------
substantial portion of the fixed assets of CCI shall suffer a loss of fire, flood, tornado, hurricane, acts of terrorists, riot, accident or other calamity, whether or not insured, to such an extent that in the opinion of Charys there will be such a delay in repairing or replacing said assets so as to materially affect the future operations of CCI, then Charys may, at its sole option, terminate this Agreement without cost, expense, or liability to either party.

     29.     Default  by  Charys  or  the  Subsidiary.  If  CCI does not default
             ----------------------------------------
hereunder and either of Charys or the Subsidiary defaults hereunder, CCI may assert any remedy, including specific performance, which CCI may have by reason of any such default. From and after the Effective Date, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Effective Date, the non-defaulting party may assert any remedy, either at law or in equity to which such non-defaulting party may be entitled.

     30.     Default  by  CCI.  If  Charys  and  the  Subsidiary  do not default
             ----------------
hereunder and CCI, including CCI Associates, Inc., defaults hereunder, Charys may elect to terminate this Agreement as well as any other agreement executed by Charys and the Subsidiary in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the others hereunder, or Charys and the Subsidiary may assert any remedy, including specific performance, which Charys and the Subsidiary may have by reason of any such default of CCI or the CCI Shareholders. From and after the Effective Date, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Effective Date, the non-defaulting party may assert any remedy, either at law or in equity, to which such non-defaulting party may be entitled.

     31.     Termination.  In  the  event  of  the termination of this Agreement
             -----------
prior to the Effective Date, no party shall have any obligation to any other in connection herewith or in connection with any other documents which may have been executed by any party with respect to the transactions contemplated by this Agreement whether or not such documents are described herein.

     32.     Cooperation.  The  parties  hereto  will  each  cooperate  with the
             -----------
other, at the other's request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

     33.     Further Conveyances and Assurances.  After the Effective Date, CCI,
             ----------------------------------
Charys, and the Subsidiary each, will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to consummate the transactions contemplated hereby.

     34.     Effective  Date.  The  Effective  Date  of  the Merger contemplated
             ---------------
hereunder shall be on or before March 4, 2005, subject to acceleration or postponement from time to time as the parties hereto may mutually agree. The closing of the Merger shall be at 19240 Red Land Road, San Antonio, Texas 78259 at 8:00 a.m., Central time, on the Effective Date, unless another hour or place is mutually agreed upon by the parties hereto, at which time Articles of Merger for the Subsidiary and CCI shall be filed with the State of Nevada as described herein

     35.     Deliveries  on  the Effective Date by CCI.  Following the filing of
             -----------------------------------------
Articles of Merger for the Subsidiary and CCI as described herein, on the Effective Date:

          (a) The CCI Shareholders shall deliver to Charys (or shall deliver to Charys subsequent to the Effective Date) certificates representing 20,100,000 shares of the CCI Common Stock, duly endorsed by the CCI Shareholders, free and clear of all liens, claims, encumbrances, and restrictions of every kind except for the restrictive legend required by Rule 144.

          (b) CCI shall deliver the certificate as described in Paragraph 24(d) hereof.

          (c) CCI shall deliver the schedule of inventory described in Paragraph 24(h) hereof.

          (d) CCI shall deliver the certificates of good standing as described in Paragraph 24(j) hereof.

          (e) CCI shall deliver copies of the resolutions as described in Paragraph 24(k) hereof.

          (f) CCI shall deliver the certificate described in Paragraph 24(m) hereof.

          (g)     CCI  shall  deliver  the  agreement  referred  to in Paragraph
24(n).

          (h) CCI shall deliver the Employment Agreement for Michael J. Novak described in Attachment E hereto.
                      -------------

          (i) CCI shall deliver the Employment Agreement for Roger Benavides described in Attachment E hereto.
               -------------

          (j) CCI shall deliver the Employment Agreement for Dale Ponder described in Attachment E hereto.
               -------------

          (k) CCI shall deliver the Employment Agreement for Jimmy Taylor described in Attachment E hereto.
               -------------

          (l) CCI shall deliver any other document which may be necessary to carry out the intent of this Agreement.

          All documents reflecting any actions taken, received or delivered by CCI pursuant to this Paragraph 35 shall be reasonably satisfactory in form and substance to Charys and the Subsidiary and their counsel.

     36.     Deliveries  on  the Effective Date by Charys.  Following the filing
             --------------------------------------------
of Articles of Merger for the Subsidiary and CCI as described herein, on the Effective Date, Charys shall deliver the following:

          (a) To the CCI Shareholders, 747,700 shares of the Charys Common Stock free and clear of all liens, claims, encumbrances, and restrictions of every kind except for the restrictive legend required by Rule 144.

          (b)     The  Registration  Rights  Agreement described in Attachment C
                                                                    ------------
hereto.

          (c)     The  agreement  referred  to  in  Paragraph  24(n)

          (d) The Employment Agreement for Michael J. Novak described in Attachment E hereto.
-------------

          (e) The Employment Agreement for Roger Benavides described in Attachment E hereto.
-------------

          (f) The Employment Agreement for Dale Ponder described in Attachment E hereto.
-------------

          (g) The Employment Agreement for Jimmy Taylor described in Attachment E hereto.
-------------

          (h) To the CCI Shareholders, the proof of authority described in Paragraph 25(b) hereof.

          (i) To the CCI Shareholders, any other document which may be necessary to carry out the intent of this Agreement.

     All documents reflecting any actions taken, received or delivered by Charys pursuant to this Paragraph 36 shall be reasonably satisfactory in form and substance to CCI and its counsel.

     37.     Certain  Indemnification  Matters.  From  and  after  the Effective
             ----------------------------------
Date, Charys shall cause (a) the Articles of Incorporation and Bylaws of the Surviving Corporation to contain provisions no less favorable to the individuals who at or prior to the Effective Date were directors, officers, employees or agents of CCI or any of its subsidiaries (collectively, the "Indemnitees") with respect to limitation of certain liabilities of directors, officers, employees and agents and indemnification than are set forth as of the Effective Date in the Articles of Incorporation and Bylaws of CCI and (b) the Articles of Incorporation and Bylaws of each subsidiary of the Surviving Corporation to contain the current provisions regarding indemnification of directors, officers, employees and agents, which provisions, in each case, shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

     38.     Expenses.  Except  as  otherwise  set  forth herein, Charys and CCI
             --------
shall each bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.

     39.     No Assignment.  This Agreement shall not be assignable by any party
             -------------
without the prior written consent of the other parties, which consent shall be subject to such party's sole, absolute and unfettered discretion.

     40.     Brokerage.  The parties hereto agree to indemnify and hold harmless
             ---------
each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

     41.     Dispute  Resolution.  Any  action  or proceeding seeking to enforce
             -------------------
any provision of, or based on any right arising out of, this Agreement, whether before or after the Effective Date, shall be brought in the courts of the State of Georgia, County of Fulton, or in the United States District Court for the Northern District of Georgia, and each of the parties consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each party to this Agreement hereby knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation (whether as a claim, counter-claim, affirmative defense, or otherwise) in connection with this Agreement and the transactions contemplated hereby.

     42.     Attorneys'  Fees.  In the event that it should become necessary for
             ----------------
any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finder's fees).

     43.     Benefit.  All  the  terms and provisions of this Agreement shall be
             -------
binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, including but not limited to the CCI Shareholders.

     44.     Notices.  All  notices, requests, demands, and other communications
             -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to CCI, addressed to Mr. Michael J. Novak at 19240 Red Land Road, San Antonio, Texas 78259, telecopier (210) 491-0932, and e-mail mnovak@ccitele.com, with a copy (which will not constitute notice) to James A. O'Donnell, 5949 Sherry Lane, Suite 1450, Dallas, Texas 75225, telecopier: (214) 962-6233, and e-mail jaodonnell@firstcapitalgroup.com; and if to Charys and the Subsidiary, addressed to Mr. Billy V. Ray, Jr. at 1117 Perimeter Center West, Suite N415, Atlanta, Georgia 30338, telephone (678) 443-2300, telecopier (678) 443-2320, and e-mail bray@charys.com; with a copy (which will not constitute notice) to Norman T. Reynolds, Esq., Glast, Phillips & Murray, 815 Walker Street, Suite 1250, Houston, Texas 77002, telephone (713) 237-3135, telecopier
(713) 237-3202, and e-mail nreynolds@gpm-law.com. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

     45.     Construction.  Words  of any gender used in this Agreement shall be
             ------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     46.     Waiver.  No  course  of  dealing on the part of any party hereto or
             ------
its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     47.     Cumulative Rights.  The rights and remedies of any party under this
             -----------------
Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     48.     Invalidity.  In  the  event  any  one  or  more  of  the provisions
             ----------
contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     49.     Time  of  the  Essence.  Time  is of the essence of this Agreement.
             ----------------------

     50.     Incorporation  by Reference.  The Attachments and Schedules to this
             ---------------------------
Agreement  referred  to  or  included  herein  constitute integral parts to this
Agreement and are incorporated into this Agreement by this reference.51. Multiple Counterparts. This Agreement may be executed in one or more
----------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     51.     Controlling  Agreement.  In  the  event of any conflict between the
             ----------------------
terms of this Agreement or any of the Other Agreements or Schedules, Attachments, or exhibits referred to herein, the terms of this Agreement shall control.

     52.     Law  Governing;  Jurisdiction.  This Agreement shall be governed by
             -----------------------------
and construed in accordance with the laws of the State of Georgia, without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for the Northern District of Georgia, as well as of the Distinct Courts of the State of Georgia in Fulton County, Georgia over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

     53.     Entire  Agreement.  This  instrument  and  the  attachments  hereto
             -----------------
contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

                               [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Plan of Merger on March 4, 2005.

                               CHARYS HOLDING COMPANY, INC.

                               By:
                                  ----------------------------------------------
                                   Billy V. Ray, Jr., Chief Executive Officer


                               CHARYS ACQUISITION COMPANY, INC.

                               By:
                                  ----------------------------------------------
                                   Billy V. Ray, Jr., Chief Executive Officer


                               CCI TELECOM, INC.

                               By:
                                  ----------------------------------------------
                                   Michael J. Novak, President

Attachments:
-----------
Attachment A       CCI  Shareholders
Attachment B       Earn-Out  Calculations
Attachment C       Registration  Rights  Agreement
Attachment D       [RESERVED]
Attachment E       Form  of  Employment  Agreement
Attachment F       Articles  of  Incorporation  of  CCI  Telecom,  Inc.
Attachment G       Bylaws  of  CCI  Telecom,  Inc.

Schedule 20(c)     Violations  under  Documents
Schedule 20(d)     Consents
Schedule 20(e)     Capitalization
Schedule 20(g)     States  Where CCI is Qualified to do Business
Schedule 20(h)     Subsidiaries
Schedule 20(i)     Employees
Schedule 20(j)     Financial  Statements
Schedule 20(k)     Present  Status
Schedule 20(l)     Tax  Returns
Schedule 20(m)     Litigation
Schedule 20(n)     Compliance  with  Laws  and  Regulations
Schedule 20(o)     Defaults
Schedule 20(p)     Permits  and  Approvals
Schedule 20(r)     Patents  and  Trademarks
Schedule 20(s)     Compliance  with  Environmental  Laws
Schedule 20(u)     Insurance  Policies
Schedule 20(v)     Compensation  of  Officers  and  Others
Schedule 20(y)     Labor  Matters
Schedule 20(aa)    Contracts
Schedule 20(bb)    Banks,  Etc.
Schedule 20(cc)    Dealings  with  Affiliates
Schedule 20(ee)    Brokerage
Schedule 21(d)     Capitalization
Schedule 21(e)     Stock  Ownership  of  the  Subsidiary
Schedule 21(g)     Violations  under  Documents
Schedule 22(d)     No  Default
Schedule 24(d)     Secretary's  Certificate

                                                                    ATTACHMENT A

            CCI Shareholders                CCI Shares     %
----------------------------------------  -------------  ------
Mike Novak                                 7,395,000.00   36.8%
O'Donnell & Masur, L.P.                    7,395,000.00   36.8%
Jeffrey P. Blanchard                         510,000.00    2.5%
TSG Equity Fund L.P.                         482,514.59    2.4%
Thomas R. Shepherd                            68,546.21    0.3%
T. Nathaniel Shepherd                         24,554.40    0.1%
The Berkshires Capital Investors .           560,870.65    2.8%
The Berkshires Capital Investors Fund II     508,384.16    2.5%
The Mass Ventures Equity Fund                169,300.21    0.8%
Michael K. Matthews                          316,151.16    1.6%
Kathleen Maloney                             323,833.27    1.6%
Thomas Walsh                                   1,691.00    0.0%
Kieran Kelly                                   6,764.02    0.0%
Stephen Kotfila                               33,820.10    0.2%
David B. Morrison                             43,379.59    0.2%
Dennis W. Teichert                            44,642.53    0.2%
Kevin Kushi, Jr.                             115,548.11    0.6%
Frost National Bank                                0.00    0.0%
CCI Telecom Stock Option Plan                      0.00    0.0%
Roger Benavides                              700,000.00    3.5%
Dale Ponder                                  700,000.00    3.5%
 Jimmy Taylor                                700,000.00    3.5%
                                          -------------  ------
Total                                     20,100,000.00  100.0%
                                          =============  ------
                                            CCI SHAREHOLDERS

                                                                    ATTACHMENT B


                                    EARN-OUT CALCULATIONS


2006 PAYOUT MATRIX      35%  of revenue at EBITDA
------------------
Revenue Growth                    7.50%        10.00%      15.00%       22.60%       25.00%
                             -------------  -----------  ----------  ------------  ---------

EBITDA                4.00%          60.8%        66.7%       78.3%         96.1%     101.7%
                      5.00%          71.7%        77.5%       89.2%        106.9%     112.5%
                      6.00%          82.5%        88.3%      100.0%        117.7%     123.3%
                      7.00%          93.3%        99.2%      110.8%        128.6%     134.2%
                      8.00%         104.2%       110.0%      121.7%        139.4%     145.0%


                             Earn-out Amount in Charys Stock or Cash

                                  7.50%        10.00%      15.00%       22.60%       25.00%
                             -------------  -----------  ----------  ------------  ---------
                            (all numbers in 000s)
                      4.00%  $        937   $    1,027   $   1,206   $     1,479   $  1,566
                      5.00%  $      1,104   $    1,194   $   1,373   $     1,646   $  1,733
                      6.00%  $      1,271   $    1,360   $   1,540   $     1,813   $  1,899
                      7.00%  $      1,437   $    1,527   $   1,707   $     1,980   $  2,066
                      8.00%  $      1,604   $    1,694   $   1,874   $     2,147   $  2,233


2007 PAYOUT MATRIX      55%  of revenue at EBITDA         (Assumes 2006 targets meet)
-------------------

     Revenue Growth               7.50%        10.00%      15.00%       22.60%       25.00%
                             -------------  -----------  ----------  ------------  ---------

       EBITDA Level   6.00%          66.3%        72.1%       83.8%        101.5%     107.1%
                      7.00%          74.4%        80.2%       91.9%        109.6%     115.2%
                      8.00%          82.5%        88.3%      100.0%        117.7%     123.3%
                      9.00%          90.6%        96.5%      108.1%        125.9%     131.5%
                     10.00%          98.8%       104.6%      116.3%        134.0%     139.6%


                             Earn-out Amount in Charys Stock or Cash

                                  7.50%        10.00%      15.00%       22.60%       25.00%
                             -------------  -----------  ----------  ------------  ---------
                              (all numbers in 000s)
                      6.00%  $      1,968   $    2,141   $   2,487   $     3,014   $  3,180
                      7.00%  $      2,209   $    2,382   $   2,729   $     3,255   $  3,422
                      8.00%  $      2,450   $    2,624   $   2,970   $     3,497   $  3,663
                      9.00%  $      2,692   $    2,865   $   3,211   $     3,738   $  3,904
                     10.00%  $      2,933   $    3,106   $   3,453   $     3,979   $  4,146

                                  ATTACHMENT C
                          REGISTRATION RIGHTS AGREEMENT

                                  ATTACHMENT C
                               REGISTRATION RIGHTS

     Each capitalized term not otherwise defined in this Attachment C (this "ATTACHMENT") shall have the meaning ascribed to it in the Agreement and Plan of Merger (the "AGREEMENT"), by and among Charys Holding Company, Inc., Charys Acquisition Company, Inc. and CCI Telecom, Inc., to which this Attachment is attached.

     1.     "Piggy-Back"  Registration  Rights.
             ---------------------------------

          (a) For purposes of this Attachment C and the Agreement, the term "REGISTRABLE SECURITIES" means shares of Charys Common Stock and any other securities issued or issuable at any time or from time to time in respect of Charys Common Stock as a result of a merger, consolidation, reorganization, stock split, stock dividend, recapitalization or other similar event involving Charys

          (b) Pursuant to the terms and conditions contained herein, and in the Agreement, if at any time, Charys shall determine to prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement relating to an offering for its own account or the account of other under the Securities Act of 1933, as amended (the "SECURITIES ACT") of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, Charys shall promptly send to each Qualified Holder or any Permitted Transferee of the Qualified Holder (collectively, the "QUALIFIED HOLDERS") of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, any such Qualified Holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of), Charys shall cause the registration under the Securities Act of all Registrable Securities which Charys has been so requested to register by such Qualified Holder(s), and to otherwise qualify such offering under and comply with securities laws or state securities or "blue sky" laws, to the extent requisite to permit the disposition of the Registrable Securities. The above-described right to "piggy-back" on a Charys offering hereinafter called the "REGISTRATION RIGHTS."

          (c) In the case of an underwritten public offering, if the managing underwriter(s) reasonably determine(s) that marketing factors require a limitation of the number of the Registrable Securities to be underwritten, and Charys, after consultation with the managing underwriter(s) also reasonably determines that the inclusion of the Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in the registration statement of fewer or none of the Registrable Securities of the Qualified Holders, then the number of the Registrable Securities of the Qualified Holders that may be included in the registration by the Qualified Holder shall be determined by multiplying the number of the shares of Charys common stock of all selling shareholders of Charys which the managing underwriter is willing to include in such registration multiplied by a fraction, the numerator of which is the number of the Registrable Securities requested to be included in such registration by the Qualified Holder, and the denominator of which is the total number of Charys common stock which all selling shareholders of Charys have requested to be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, Charys may round the number of shares allocable to any such person to the nearest 100 shares. If the Qualified Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Charys and the managing underwriter, delivered not less than seven (7) days before the effective date of the offering. Any of the Registrable Securities excluded or withdrawn from the offering shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to sixty (60) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. In connection with any such underwritten public offering that includes any of the Registrable Securities, the selling Qualified Holders shall enter into an underwriting agreement in customary form with the managing underwriter selected by Charys.

     2.     Registration  Procedure.  With  respect  to the Registration Rights,
            -----------------------
the  following  provisions  shall  apply:

          (a) The Qualified Holder shall be obligated to furnish to Charys and the underwriters such information regarding the Registrable Securities and the proposed manner of distribution as Charys and the underwriters may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein and shall otherwise cooperate with Charys and the underwriters in connection with such registration, qualification or compliance.

     (b) With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may at any time permit the sale of any Restricted Securities as defined in Rule 144 ("Rule 144")
promulgated under the Securities Act of 1933, as amended (the "Securities Act") to the public without registration, the Company agrees to use its best lawful efforts to:

               (i) Make and keep public information available, as those terms are understood and defined in Rule 144 at all times during which the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (ii) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

               (iii) So long as the Holder owns any Restricted Securities, to furnish to the Holder upon request a written statement from the Company as to its compliance with the reporting requirements of Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any Restricted Securities without registration.

     (c) Charys shall prepare and file with the SEC, the registration statement, including the prospectus, and any amendments, supplements and exhibits related to the registration statement or prospectus, to effect such registration and thereafter use its best lawful efforts to cause the registration statement to be declared effective by the SEC as soon as practicable and remain effective; provided, however, that not less than five (5) business days prior to the filing of the registration statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), Charys shall (i) furnish to the Qualified Holders participating in the offering and their legal counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Qualified Holders and such counsel.

     (d) Charys shall prepare and file with the SEC such additional registration statements in order to register for resale under the Securities Act all of the Registrable Securities.

          (e) Charys shall notify the Qualified Holders of Registrable Securities to be sold and their legal counsel as promptly as possible (and, in the case of (i)(A) below, not less than five (1) business days prior to such filing) (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to the registration statement is proposed to be filed; (B) when the SEC notifies Charys whether there will be a "review" of such registration statement and whenever the SEC comments in writing on such registration statement and (C) with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the registration statement or prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by Charys of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the registration statement, prospectus or other documents so that, in the case of the registration statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) If requested by the Qualified Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a prospectus supplement or post-effective amendment to the registration statement such information as Charys reasonably agrees should be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after Charys has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

          (g) Charys shall furnish each Qualified Holder and its designated legal counsel, without charge, at least one conformed copy of each registration statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person promptly after the filing of such documents with the SEC. Charys hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Qualified Holders in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

          (h) Cooperate with the Qualified Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a registration statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Qualified Holder may request at least two (2) business days prior to any sale of Registrable Securities.

          (i) Upon the occurrence of any event contemplated by Paragraph 2(d)(v), as promptly as possible, Charys shall prepare a supplement or amendment, including a post-effective amendment, to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the registration statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (j) Charys shall use its best efforts to cause all Registrable Securities relating to such registration statement to be listed on the Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange, the OTC Bulletin Board or any other securities exchange, quotation system or market, if any, on which similar securities issued by Charys are then listed.

     (k) Charys shall comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of Charys after the effective date of the registration statement, which statement shall conform to the requirements of Rule 158.

     (l) All expenses (except for any underwriting and selling discounts and commissions) of any registrations permitted pursuant to this Attachment and of all other offerings by Charys (including, but not limited to, the expenses of any qualifications under the state "blue sky" or other securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of the Registrable Securities to the public in connection with such registration, of supplying prospectuses, offering circulars or other documents) will be paid by Charys.

     3.     Blackout  Period.  At  any  time  after  the  effective  date of the
            ----------------
registration statement, if Charys gives the selling Qualified Holders a notice pursuant to Paragraph 2(e) hereof and stating that Charys requires the suspension by the Qualified Holder of the distribution of any of the Registrable Securities, then the Qualified Holder shall cease distributing the Registrable Securities for such period of time (the "BLACKOUT PERIOD"), not to exceed 90 days from the time notice is sent until Charys informs the Qualified Holder that the Blackout Period has been terminated. Upon notice by Charys to the Qualified Holder of such determination, the Qualified Holder will (a) keep the fact of any such notice strictly confidential, (b) promptly halt any offer, sale, trading or transfer of any of the Registrable Securities for the duration of the Blackout Period, and (c) promptly halt any use, publication, dissemination or distribution of each prospectus included within the registration statement, and any amendment or supplement thereto by it and any of its affiliates for the duration of the Blackout Period.

     4.     Lock-Up.  In  connection with any underwritten public offering, each
            -------
Qualified Holder, if requested, will execute a lock-up letter addressed to the managing underwriter in customary form agreeing not to sell or otherwise dispose of the Registrable Securities owned by such Qualified Holder (other than any that may be included in the offering) for a period not exceeding 120 days, so long as Charys' executive officers and other principal stockholders are bound thereby and are not released from their obligations thereunder prior to the expiration of the lock-up period without such Qualified Holder being released therefrom.

     5.     Delay  of Registration.  No Qualified Holder shall have any right to
            ----------------------
obtain or seek an injunction restraining or otherwise delaying any registration of the Registrable Securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Attachment.

     6.     Indemnification  by Charys.  In the event of any registration of any
            --------------------------
securities of Charys under the Securities Act, Charys shall indemnify and hold harmless each Qualified Holder, its directors and officers, employees, partners, members, managers, agents, brokers and each other Person ("Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity) who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Qualified Holder or any such underwriter within the meaning of the Securities Act, to the fullest extent permitted by applicable law, against and from any losses, claims, damages or liabilities, joint or several, to which such Qualified Holder or any such director, officer, employee, partner, member, manager, agent, broker or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Charys will reimburse such Qualified Holder and each such director, officer, employee, partner, member, manager, agent, broker and underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that Charys shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Charys by such Qualified Holder or underwriter stating that it is for use in the preparation thereof and, provided further that Charys shall not be liable to any Person who participates as an underwriter in the offering or sale of the Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Qualified Holder or any such director, officer, employee, partner, member, manager, agent, broker, underwriter or controlling person and shall survive the transfer of such securities by such Qualified Holder.

     7.     Indemnification  by  Qualified  Holders.  Charys  may  require, as a
            ---------------------------------------
condition to including any of the Registrable Securities in any Registration Statement filed pursuant to this Attachment, that Charys shall have received an undertaking satisfactory to it from a selling Qualified Holder, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Paragraph 6 hereof) Charys, each director of Charys, each officer of Charys and each other Person, if any, who controls Charys within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Charys through an instrument duly executed by such Qualified Holder specifically stating that it is for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Charys or any such director, officer or controlling person and shall survive the transfer of such securities by such Qualified Holder.

     8.     Notices  of  Claims,  Etc.  Promptly after receipt by an indemnified
            -------------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in Paragraph 6 and Paragraph 7 hereof, such indemnified party will, if claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Paragraph 6 and Paragraph 7 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     9.     Other Indemnification.  Indemnification similar to that specified in
            ---------------------
Paragraph 6 and Paragraph 7 hereof (with appropriate modifications) shall be given by Charys and each selling Qualified Holder (but only if and to the extent required pursuant to the terms hereof) with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

     10.     Indemnification  Payments.  The  indemnification  required  by
             -------------------------
Paragraph 6 and Paragraph 7 hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     11.     Contribution.  If  the  indemnification provided for in Paragraph 6
             -------------
and Paragraph 7 hereof is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability:

     (a) In such proportion as is appropriate to reflect the relative benefits received by Charys, on the one hand and the Qualified Holder or underwriter, as the case may be, on the other, from the distribution of the Registrable Securities; or

     (b) If the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of Charys, on the one hand, and of the Qualified Holder or underwriter, as the case may be, on the other, in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations.

The relative benefits received by Charys, on the one hand, and the Qualified Holder or underwriter, as the case may be, on the other, in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by Charys from the initial sale of the Registrable Securities by Charys to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of Charys, on the one hand, and of the Holder or underwriter, as the case may be, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by Charys, by the Qualified Holder or by the underwriter and the parties' relative intent, knowledge, access to information supplied by Charys, by the Qualified Holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained hereof, and in no event shall the obligation of any indemnifying party to contribute under this Paragraph 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for hereunder had been available under the circumstances.

Charys and the Qualified Holders agree that it would not be just and equitable if contribution pursuant to this Paragraph 11 were determined by pro rata allocation (even if the Qualified Holder and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     12.     Limitation  on  Contributions.  Notwithstanding  the  provisions of
             -----------------------------
Paragraph 11, the Qualified Holder and an underwriter shall not be required to contribute any amount in excess of the amount by which (a) in the case of such Qualified Holder, the net proceeds received by such Qualified Holder from the sale of Registrable Securities, or (b) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Qualified Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     13.     Indemnification  Payments.  The  indemnification  required  herein
             -------------------------
shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     14.     Assignment  of  Registration Rights.  The rights to cause Charys to
             -----------------------------------
register Registrable Securities pursuant hereto may be assigned by the Qualified Holder to a transferee or assignee of such securities that shall, upon such transfer or assignment, be deemed a Qualified Holder.

     15.     Termination  of  the Rights and Obligations Described Herein.  This
             ------------------------------------------------------------
Attachment and the rights and obligations with respect to the Qualified Holders will terminate when all of the Registrable Securities of the Qualified Holders have been registered as provided herein.

     16.     Arbitration.  Any  controversy  or claim arising out of or relating
             -----------
to this Attachment, or the breach, termination, or validity thereof, shall be settled by final and binding arbitration in accordance with the Commercial
Arbitration Rules of the American Arbitration Association ("AAA RULES"). The American Arbitration Association shall be responsible for (a) appointing a sole arbitrator, and (b) administering the case in accordance with the AAA Rules. The situs of the arbitration shall be San Antonio, Texas. Upon the application of any party to the arbitration or pending arbitration, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction hereby are authorized to: (x) issue and enforce in any lawful manner, such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant hereto; and (y) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate following the issuance of arbitral awards pursuant hereto. Any order or judgment rendered by the arbitrator may be entered and enforced by any court having competent jurisdiction.

     17.     Benefit.  All  the  terms  and provisions of this Attachment and of
             -------
the Agreement shall be binding upon and inure to the benefit of and be enforceable by Charys and the Qualified Holders and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Notwithstanding anything herein contained to the contrary, the Company shall not have the right to assign its rights and duties under this Attachment without the written consent of a majority in interest of the Qualified Holders.

     18.     Conflict.  Notwithstanding  anything  herein  contained  to  the
             --------
contrary, in the event of any conflict between the terms of this Attachment and the Agreement, the terms of this Attachment shall control.

     19.     Notices.  All  notices, requests, demands, and other communications
             -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, by facsimile, or by e-mail, if to Charys, addressed to Mr. Billy V. Ray, Jr. at 1117 Perimeter Center West, Suite N415, Atlanta, Georgia 30327, Fax: (678) 443-2320, and if to any Qualified Holder to the address for such Qualified Holder contained in Charys' then current books and records. A change of address for purposes of receiving notices pursuant hereto may be made by the party to receive notice upon 10 days written notice.

     20.     Construction.  Words of any gender used in this Attachment shall be
             ------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Attachment shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     21.     Waiver.  No  course  of  dealing on the part of any party hereto or
             -------
its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Attachment, the Agreement or any instrument referred to herein or therein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder. Any waiver must conform with the requirements of Paragraph 30 hereof.

     22.     Cumulative  Rights.  The  rights  and  remedies  contained  in this
             ------------------
Attachment shall be cumulative and the exercise or partial exercise of any such right or remedy hereunder shall not preclude the exercise of any other right or remedy.

     23.     Invalidity.  In  the  event  any  one  or  more  of  the provisions
             ----------
contained in this Attachment shall, for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Attachment C or any such other instrument.

     24.     General  Assurances.  Charys  and  the  Qualified  Holders  shall
             -------------------
execute, acknowledge, and deliver all such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the intent and purposes of this Attachment.

     25.     Time  of  the  Essence.  Time is of the essence of this Attachment.
             ----------------------

     26.     Headings.  The  headings used in this Agreement are for convenience
             --------
and reference only and in no way define, limit, amplify or describe the scope or intent of this Attachment, and do not effect or constitute a part of this Attachment.

     27.     Excusable Delay.  The parties shall not be obligated to perform and
             ---------------
shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of governmental (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     28.     No Third-Party Beneficiary.  Any agreement to pay an amount and any
             --------------------------
assumption of liability contained in this Attachment, express or implied, shall be only for the benefit of Charys and the Qualified Holders and their respective successors and permitted assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Attachment.

     29.     Governing  law; Jurisdiction.  This Attachment shall be governed by
             ----------------------------
and construed in accordance with the laws of the State of Georgia without regard to any conflicts of laws provisions thereof. Subject to the provisions of Paragraph 16 hereof respecting binding arbitration, which provision shall be controlling, each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in Atlanta, GA, as well as of the District Courts of the State of Georgia in Fulton County, Georgia over any suit, action or proceeding arising out of or relating to this Attachment. Charys and the Qualified Holders each hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

     30.     Modification  and  Waiver.  Neither  this  Attachment,  nor  any
             -------------------------
provision of this Attachment, may be waived, amended, altered or modified, unless done so in a writing, specifying the provision to be waived, amended, altered or modified and signed by a duly authorized representative of Charys and a majority in interest of the Qualified Holders holding Registrable Securities against whom such waiver, amendment, alteration or modification is sought to be enforced. No failure or delay to exercise any right, power or privilege hereunder shall constitute a waiver thereof, and a waiver of any breach or failure to comply with any provision hereof shall not be construed as or constitute a continuing waiver of such provision or a waiver of any other breach of or failure to comply with any other provision hereof.

     31. Entire Agreement. This Attachment and the Agreement contain the entire understanding of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing entered into in conformity with the provisions of Paragraph 30 hereof.

                                   [RESERVED]

                                  ATTACHMENT E
                          FORM OF EMPLOYMENT AGREEMENT

                                  ATTACHMENT E

                              EMPLOYMENT AGREEMENT
                              --------------------

     This EMPLOYMENT AGREEMENT (this "Agreement") is made this ______ day of February, 2005 (the "Effective Date"), by and between CCI Telecom, Inc, a Nevada corporation (the "Company"), and _________________________ ("Executive").

                                    RECITALS
                                    --------

     The Company desires to employ Executive and Executive desires to enter into the employment of the Company.

     The Company and Executive are entering into this Agreement in order to set forth the terms and conditions of Executive's employment.

     In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.     Employment.  Subject  to  the  commencement  of  the  term  of  this
            ----------
Agreement, the Company hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein.

     2.     Term.  The term of this Agreement (the "Term") shall commence on the
            ----
Effective Date and shall continue for a period of three (3) years, and shall automatically renew for an additional three (3) year term at the conclusion of the initial and any successive term, unless earlier terminated by [the CEO or COO of Charys Holding Company, Inc. ("Charys")/ the Company] upon not less than six (6) months prior written notice to the Executive, such termination to be treated as a termination by the Executive under Section 9(d)(i) of this Agreement for severance purposes, or otherwise terminated in accordance with the provisions hereof.

     3.     Duties.  During  the  Term,  Executive shall serve as an employee of
            ------
the Company with such title, duties and responsibilities as a senior executive officer established from time to time by the Board of Directors of the Company (the "Board") and [the Chief Executive Officer of the Company (the "Chief Executive Officer")] and, initially, Executive shall serve as the ___________________________________ of the Company. Executive agrees that he will  devote  his  full business time, attention and energies to the business of the Company and its present and future direct and indirect subsidiaries and affiliates, and to the performance of his duties hereunder, which shall include such duties on behalf of the Company as from time to time may be assigned to him by the Board [and/or the Chief Executive Officer]. In the performance of such duties hereunder, Executive shall report directly to [the Chief Executive Officer] and will at all times be subject to the direction of [the Chief Executive Officer] or, in either case, to such other officer specified by the Board of Directors. Executive will be based at the Company's principal office in San Antonio, Texas. The parties acknowledge that Executive may be required to travel in connection with the performance of his duties hereunder. Notwithstanding the foregoing or any other provisions of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (i) serve on corporate (subject to approval of the Board), civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive's responsibilities to the Company in accordance with this Agreement. The Executive may continue to serve out the remaining term as a board member on any corporate board on which he serves as of the Effective Date.

     4.     Compensation  and  Related  Matters.
            -----------------------------------

          (a)     Salary.  During the Term, the Company shall pay to Executive a
                  ------
base salary at the annual rate as shown on the attached Exhibit A (the "Base Salary"). The Base Salary shall be payable in substantially equal installments not less frequently than semi-monthly in accordance with the Company's standard payroll policy as in effect from time to time and shall be reviewed at least annually for merit increases.

          (b)     Bonus.  In addition to the Base Salary, the Executive shall be
                  -----
eligible to receive a bonus ("Bonus") payable in such amount and at such times as may be recommended by the Compensation Committee of the Board of Directors of [Charys Holding Company, Inc.] (the "Compensation Committee") in its sole discretion. Attached as Exhibit A is the bonus plan in which the Executive is entitled to participate for the fiscal years ending April 30, 2005 and 2006, and which thereafter may be amended by the Compensation Committee.

          (c)     Automobile  Allowance.  During the Term, the Company shall, at
                  ---------------------
Charys' election, either (i) pay to the Executive a non-accountable automobile allowance of $600 per month or (ii) provide the Executive with a Company vehicle (which initially shall be new and shall be replaced not less frequently than every three (3) years), and reimburse the Executive for the costs of gasoline, oil, repairs, maintenance, insurance and other expenses incurred by Executive by reasonable use of the vehicle.

          (d)     Expenses.  During  the  Term,  the  Company  shall  reimburse
                  --------
Executive for all reasonable expenses incurred by Executive in the performance of his duties in accordance with the Company's standard expense reimbursement policies for the Company's most senior executives [other than the Chief Executive Officer].

          (e)     Other  Benefits.  During the Term, Executive shall be entitled
                  ---------------
to participate in all of the Company's benefit plans made available to the Company's most senior executive officers; provided, however, that the receipts of such benefits shall be subject to the Company's eligibility and enrollment requirements pertaining to such benefit plans.

          (f)     Vacations.  Executive  shall be entitled to three (3) weeks of
                  ---------
paid vacation in each calendar year and to all paid holidays given by the Company to its senior executives [other than the Chief Executive Officer], but Executive shall otherwise be subject to the Company's standard vacation policies. Any vacation time not taken by Executive during any calendar year may be carried forward into any succeeding calendar year.

          (g)     Services  Furnished.  The Company shall furnish Executive with
                  -------------------
such office space, secretarial and support staff assistance reasonably necessary for the performance of his duties together with such other facilities, equipment, services and resources as Executive may reasonably require.

          (h)     Stock Options.  During Executive's Term of employment,
                  -------------
Executive shall be eligible to be granted options (the "Stock Options") to purchase common stock (the "Common Stock") of Charys under (and therefore subject to all terms and conditions of) Charys' Employee Stock Incentive Plan for the Year 2004, dated August 28, 2004 (the "Stock Option Plan") and any successor plan.

          (i)     Net  Payments.  The  amount of any gross payments provided for
                  -------------
in this Agreement shall be paid to Executive net of any applicable payroll or other withholding under federal, state or local law.

     5.     No  Unauthorized  Use.  Executive  represents  and  warrants  to the
            ---------------------
Company that to his best knowledge and belief he has not taken any action in violation of the Economic Espionage Act of 1996. Executive agrees that, in performing work for the Company and its subsidiaries and affiliates, Executive will not knowingly use any trade secrets, confidential information or proprietary information obtained from third parties, including any former employer or any other organization or individual. Additionally, Executive agrees that he will not bring into the premises of the Company any unpublished documents or any other property belonging to any former employer or any other party to whom Executive has an obligation of confidentiality, unless consented to in writing by such former employer or party.

     6.     Inventions.  Executive  hereby  transfers and assigns to the Company
            ----------
or to any person, or entity designated by the Company, all of the entire right, title and interest of Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by Executive, solely or jointly, or in whole or in part, during the Term which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary or (ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary, or (iii) arise, wholly or partly, from Executive's efforts during the Term. Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the Term or thereafter, Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of him to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon. Any invention by Executive within six (6) months following the termination of this Agreement shall be deemed to fall within the provisions of this Section unless proved by Executive to have been first conceived and made following such termination.

     7.     Confidentiality  and  Competitive  Activities.
            ---------------------------------------------

          (a)     Confidentiality.  In view of the fact that Executive's work as
                  ---------------
an employee of the Company, as well as in any other capacities with the Company and its subsidiaries and affiliates, will bring him into close contact with many confidential affairs of the Company and its subsidiaries and affiliates, including matters of a business nature such as information about costs, profits, markets, sales, trade secrets, business ideas, customer lists, plans for future developments, and information of any other kind not known within the Company's industry generally (hereinafter, collectively, "Confidential Matters"), Executive agrees:

               (i) To keep secret all Confidential Matters of the Company and of any subsidiaries and affiliates of the Company, and not to disclose them to anyone outside of the Company or its subsidiaries or affiliates, or otherwise use them or use his knowledge of them for his own benefit, including, without limitation, use of the trade names or trademarks of the Company or any of its subsidiaries or affiliates, either during or for two (2) years after the Term, except with the Company's prior written consent; and

               (ii) To deliver promptly to the Company at the termination of the Term, or at any time the Company may request, all memoranda, notices, records, reports and other documents (and all copies thereof) relating to the business of the Company or any of its subsidiaries or affiliates, including, but not limited to, Confidential Matters, which he may then possess or have under his control.

               (iii) Notwithstanding anything to the contrary herein, Executive shall have no obligation to preserve the confidential nature of any Confidential Matters which (a) was previously known to Executive; (b) is disclosed to third parties by the Company without restriction; (c) is or becomes available to any member of the public by other than unauthorized disclosure; (d) was or is independently developed by Executive and is otherwise unrelated to the performance of his duties hereunder; (e) is released for disclosure by the Company with its written consent; or (f) is rightfully and legally received by Executive from a third party without restriction.

               (iv) Disclosure of such Confidential Matters shall not be precluded by Executive if Executive gives prior written notice to the Company of his intent to disclose Confidential Matters and such disclosure is (a) in response to a valid Order of a court or other governmental body of the United States or any political subdivision thereof; (b) otherwise required by law; or,
(c) necessary to establish rights of the parties under this Agreement.

          (b)     Competitive  Activities.  During  the  term  of  Executive's
                  -----------------------
employment with the Company and thereafter during the Post-Employment Period (as hereinafter defined), Executive shall not, directly or indirectly (whether for compensation or otherwise), alone or as an officer, director, stockholder (excepting not more than 1% stockholdings for investment purposes in securities of publicly-held and traded companies), partner, associate, creditor, employee, agent, principal, trustee, beneficiary of a trust, salesman, consultant, co-venturer, owner, representative, advisor or in any other capacity whatsoever,
(i) compete with the Company or any of its subsidiaries and affiliates in any activity engaged in by any of them at any time during the Term or in any activity that, at the time of the termination of Executive's employment hereunder, the Company or any of its subsidiaries and affiliates is planning to engage in, in either case in the State of Texas or in any other state in the United States, or (ii) participate with or become interested in or associated with any person, firm, partnership, corporation or other entity whatsoever that, at the time Executive joins such party, is providing such services to, or is soliciting business from, such customers or potential customers of the Company or any of its subsidiaries and affiliates, whether located in the States of Texas or in any other state of the United States. Notwithstanding the foregoing, this Section 7(b) shall not apply to the Executive's ownership or acquisition, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States National Securities and Exchange or that are recorded on the National

Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices and common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of Stock entity.

          For purposes of this Subsection 7(b), the term "Post-Employment Period" shall mean, in the case of the termination of Executive's employment with the Company or any of its subsidiaries and affiliates for Cause as provided in Section 9(b) of this Agreement or upon the resignation of Executive's employment hereunder by Executive prior to the expiration of the Term, a period of one (1) year after such termination. If any covenant contained in this Subsection 7(b), or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portion or portions. If any covenant in this Subsection 7(b), or any part thereof, is held to be unenforceable because of its duration or its geographic scope, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such covenant to the longest duration and to the greatest geographical scope which is permitted, and, in said reduced form, such covenant shall then be enforced.

               (c)     Soliciting  Employees.  Executive  agrees that during the
                       ---------------------
Term, and for a period of one (1) year thereafter, he will not directly or indirectly solicit any of the employees of the Company or any of its present or future subsidiaries or affiliates to leave his or her employment with any of them to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of the Company or any such subsidiary or affiliate.

     8.     Remedies for Breach.  If Executive breaches, or threatens to breach,
            -------------------
any of the provisions of Section 7 hereof, the Company shall have the following rights and remedies, in addition to any others, each of which shall be independent of the other and severally enforceable:

          (i) The right to have the provisions of Section 7 of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company;

          (ii) The right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (hereinafter collectively the "Benefits") derived or received by Executive as a result of any transactions constituting a breach of any of the provisions of Section 7, Executive hereby agreeing to account for and pay over the Benefits to the Company; and

          (iii)     The  right  to  terminate Executive's employment pursuant to
Section  9(b)  hereof.

     9.     Termination  of  Agreement.
            --------------------------

          (a)     Death  or  Disability.  This  Agreement  shall  automatically
                  ---------------------
terminate upon the Executive's death and the Company shall have the right to terminate this Agreement and the Executive's employment upon the Executive's disability. Under the terms of this Agreement, disability shall mean a physical or mental infirmity preventing Executive from performing his essential job function hereunder for more than one hundred eighty (180) consecutive days where no reasonable accommodation is available or where providing a reasonable accommodation would create an undue hardship to the Company. The determination of whether the Executive is and continues to be disabled shall be made in writing by a physician selected by the Board and reasonably acceptable to the Executive. If, during the Term, Executive's employment is terminated due to his death or disability, Executive or Executive's estate, as the case may be, shall be entitled to receive (i) any unpaid Base Salary through the date of death or the effective date of termination specified in a notice concerning disability,
(ii) any accrued but unpaid incentive compensation, if any, for any Bonus period on or before the date of death or determination date provided in the notice concerning disability, (iii) any bonus due and payable, and (iv) any unpaid additional bonuses or reimbursements for reasonable business expenses otherwise due to the Executive, including payment of compensation for unused vacation days that have accumulated during the calendar year in which termination of employment occurs.

          (b)     Termination  For  Cause.  The  Company shall at all times have
                  -----------------------
the right, upon written notice to the Executive, to terminate the Term of employment, for Cause as defined below. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of, or a willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties under, this Agreement, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, or (iii) a conviction of any crime which involves dishonesty or a breach of trust. Any termination for Cause shall be made in writing by notice to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. The Executive (and his legal representative) shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this
Section 9(b), the Company shall (i) pay to the Executive any unpaid Base Salary through the date of termination, (ii) pay to the Executive accrued but unpaid incentive compensation, if any, for any Bonus period ending on or before the date of the termination of Executive's employment with the Company, (iii) any Bonus due and payable, and (iv) any reimbursements for reasonable business expenses otherwise due and payable to the Executive, including payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.

          (c)     Other  Termination.  The  Company  shall  have  the  right  to
                  ------------------
terminate the Term of employment by written notice not less than thirty (30) days prior to the termination date, to the Executive. Upon any termination pursuant to this Section 9(c) (that is not a termination under any of Sections 9(a), (b) or (d), the Company shall (i) pay to the Executive on the termination date unpaid Base Salary, if any, through the date of termination specified in such notice, (ii) pay to the Executive the accrued but unpaid incentive compensation, if any, for any Bonus Period ending on or before the date of the termination of the Executive's employment with the Company, (iii) pay to the Executive on the termination date a lump sum payment equal to one (1) year's
Base Salary, and (iv) the accrued but unpaid Bonus for the year in which such termination occurs. Upon any termination effected and compensated pursuant to this Section 9(c), the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination and payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          (d)     Termination  By Executive.
                  --------------------------

               (i) Executive may terminate this Agreement at any time upon sixty (60) days' prior written notice to the Company. Unless otherwise agreed to by the Executive and the Company, termination shall be on the date of the expiration of such sixty (60) day notice. Upon termination of the Term of employment pursuant to this Section 9(d)(i) by the Executive without good Reason (as defined below), the Company shall (i) pay to the Executive any unpaid Base Salary through the date of termination, (ii) pay to the Executive accrued but unpaid incentive compensation, if any, for any Bonus period ending on or before the date of the termination of Executive's employment with the Company, (iii) any Bonus due and payable, and (iv) any reimbursements for reasonable business expenses otherwise due and payable to the Executive, including payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs

               (ii) Upon termination of the Term of employment pursuant to this Section (d)(ii) by the Executive for Good Reason, the Company shall pay to the Executive the same amounts, and shall continue or compensate for Benefits in the same amounts, that would have been payable or provided by the Company to the Executive under Section 9(c) of this Agreement if the Term of employment had been terminated by the Company without Cause. In addition, if the termination of the Term of employment occurs after a Change in Control (as defined below), and as a result of the Change in Control, the Executive would be entitled to a reduction in the option price for options, if any, granted to the Executive, or any cash payments from the Company, (other than those provided under this Agreement) in addition to those specified in Section 9(c), under any plan or program maintained by the Company (the "Additional Benefits"), then the Company shall provide the Executive with those Additional Benefits, if and only to the extent that such Additional Benefits, when added to the amounts payable and the Benefits provided by the Company to the Executive hereunder, will not constitute excess parachute payments with the meaning of Section 280G of the Code. Upon any termination effected and compensated pursuant to this Section 9(d)(ii), the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and

(y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.)

               (iii) For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be based at any office or location, that is not within 50 miles of San Antonio, Texas except for travel reasonably required in the performance of the Executive's responsibilities; (iv) any purported termination by the Company of the Executive's employment other than for Cause pursuant to Section 9(b), or because of the Executive's disability pursuant to Section 9(a) of this Agreement; or (v) the occurrence of a Change in Control. For purposes of this Section 9(d)(iii), the Executive acknowledges that the Company's holding company functions are headquartered and centralized in Atlanta, Georgia.

               (iv) For purposes of this Agreement, the term "Change in Control" shall mean:

                    a. Approval by the shareholders of the Company or the shareholders of Charys of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company or the shareholders of Charys immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or Charys or (z) the sale of all or substantially all of the assets of Charys or of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                    b. A new board member of Charys is elected without the approval of at least two of the persons who, as of the Effective Date of this Agreement, constitute the board of Charys; or

                    c. the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of more than fifty percent (50%) of either the then outstanding shares of the Company's common stock or Charys' common stock or the combined voting power of the Company's or Charys' then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) Charys, the Company or their subsidiaries, (2) any person, entity or "group" that as of the Effective Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of Charys, the Company or their subsidiaries;

                    d. provided that, with respect to this Section 9(d)(iv), a Change in Control shall not be deemed to have occurred should any of the contingencies referred to in this Section involve any of those companies, persons or other legal entities with whom the Company or Charys is negotiating on or before the Effective Date and which are communicated, in writing, by the Company to the Executive upon execution of this Agreement.

          (e)     Certain  Additional Payments by the Company.  Anything in this
                  -------------------------------------------
Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including any additional payments required under this Section 9(e) (a

"Payment") would be subject to an excise tax imposed by Section 4999 of the Internal Revenue code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment to the Executive (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains (or has had paid to the Internal Revenue Service on his behalf) an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     10.     Effect  of  Termination.  Upon  the  termination of this Agreement,
             -----------------------
whether by the expiration of the Term specified in Section 2 hereof or pursuant to Section 9 hereof, the rights of Executive which shall have accrued prior to the date of such termination shall not be affected in any way. Except as provided in Section 9(c), Executive shall not have any rights which have not previously accrued upon termination of this Agreement. The provisions of Sections 6, 7 and 8 shall in any event survive the termination of this Agreement, whether by the expiration of the Term, pursuant to Section 9 or otherwise.

     11.     Communications.  All  notices  and  other communications under this
             --------------
Agreement shall be in writing and shall be deemed to have been given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt.

          If to Executive:        _____________________
                                  _____________________
                                  _____________________

          If to the Company:      _____________________
                                  _____________________
                                  _____________________

     12.     Indemnification.
             ----------------

          (a) Subject to limitations imposed by law, the Company shall indemnify and hold harmless the Executive to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal or any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also shall pay any and all expenses (including attorneys' fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

          (b) The provisions of this Section 12 shall survive the termination of this Agreement.

     13.     Amendments.  This  Agreement  may  be amended or modified only by a
             ----------
written  instrument  executed  by  the  parties  hereto.

     14.     Binding  Effect.  This  Agreement  shall be binding upon, and shall
             ---------------
inure to the benefit of, Executive, the obligations of Executive hereunder are personal and this Agreement may not be assigned by Executive. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of all or substantially all of its business or properties, but, except to any such successor or assignor of the Company, this Agreement may not be assigned by the Company.

     15.     No  Waiver.  No waiver by either party at any time of any breach by
             ----------
the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     16.     Governing  Law.  The  validity,  interpretation,  construction  and
             --------------
performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles.

     17.     Severability.  If  any  provision  of  this Agreement shall, to any
             ------------
extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected, and each term hereof shall be valid and shall be enforced to the extent permitted by law.

     18.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     19.     Entire  Agreement.  This  Agreement  is the entire agreement of the
             -----------------
parties in respect to this Agreement's subject matter and supersedes all prior severance or other agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party; and any prior agreement of the parties in respect to this Agreement's subject matter is terminated and canceled.

     20.     Binding  Arbitration.  Subject  to  the rights of any party to seek
             ---------------------
injunctive relief under Section 8 and without waiving the same, the parties agree that all disputes, controversies or claims that may arise among them (including their agents and employees), including, without limitation, (i) any claims arising out of or relating to this Agreement or the breach, termination or invalidity thereof (ii) any claim arising out of the termination of Executive's employment, or (iii) any claim for discrimination (e.g., sex, sexual harassment, race, national origin, age, religion or disability) or retaliation, whether statutory or otherwise (e.g., claims under the Fair Labor Standards Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964 or any other similar federal, state or local law), shall be submitted to, and determined by, binding arbitration. Such arbitration shall be conducted pursuant to the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, except to the extent such rules are inconsistent with this Section 20. The arbitration shall be conducted by a panel of three (3) neutral arbitrators, which shall be selected from a list of fifteen (15) potential candidates provided by the American Arbitration Association. Alternate strikes shall be made to the list, commencing with the party bringing the claim, until the names of three (3) persons remain. The parties may, however, by mutual agreement, request the American Arbitration Association to submit additional panels of possible arbitrators. The persons remaining shall be the arbitrators for such arbitration. The arbitrators shall elect a chairperson to preside at all meetings and hearings. The arbitrators shall have the exclusive authority to determine the arbitrability of any dispute asserted by and between the parties. Additionally, the arbitrators shall have the exclusive power to determine all matters relating to the interpretation, applicability, enforcement or formation of this Agreement including, without limitation, any claim that all or part of this Agreement is void or voidable. Likewise, the arbitrators shall have the exclusive power to determine all matters incident to the conduct of the arbitration, including without limitation all procedural and evidentiary matters and the scheduling of any prehearing conference or hearing. The award made by a majority of the arbitrators shall be final and binding upon the parties thereto and the subject matter, except that all errors of law shall be subject to appeal in the United States District Court for the Western District of Texas, San Antonio Division. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec.Sec. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Unless otherwise agreed by the parties, the arbitration shall be held in San Antonio,

Texas. The arbitrator shall apply the laws of the State of Texas (without regard to conflict of law rules) in determining the substance of the dispute, controversy or claim and shall decide the same in accordance with applicable usages and terms of trade. The costs and fees of the arbitration shall be borne equally by the Company and Executive, except that each party shall be solely responsible for its own attorneys' fees; provided, however, that the prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys' fees, costs and expenses (including, without limitation arbitration fees) incurred in connection with the arbitration to the extent such recovery is permitted by the law(s) governing the claim(s) asserted. The parties shall be allowed to conduct discovery in accordance with the Federal Rules of Civil Procedure and the arbitrator(s) shall have the power to hear and rule upon dispositive motions filed by any party. Dispositive motions shall be ruled upon by the arbitrators at least fifteen (15) business days prior to conducting an arbitration hearing. This Section 20 shall not prevent either party from seeking a temporary restraining order or temporary or preliminary injunctive relief from a court of competent jurisdiction in order to protect its rights under this Agreement. In the event a party seeks such injunctive relief pursuant to this Agreement, such action shall not constitute a waiver of the provisions of this Section 19, which shall continue to govern any and every dispute between the parties, including without limitation the right to damages, permanent injunctive relief and any other remedy, at law or in equity. THE COMPANY AND EXECUTIVE EACH KNOWINGLY AND VOLUNTARILY GIVE UP ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE, CLAIM OR CONTROVERSY WHICH MAY ARISE BETWEEN THEM. By execution of this Agreement, each of the parties hereto acknowledges and agrees that such party has had an opportunity to consult with legal counsel and that such party knowingly and voluntarily waives any right to a trial by jury of any dispute pertaining to or relating in any way to the transactions contemplated by this Agreement, the provisions of any federal, state or local law, regulation or ordinance notwithstanding.

     21.     Surviving  Provisions.  The  provisions  of  Section 4(b), 6, 7, 8,
             ---------------------
9(c), 9(d), 10, 11, 12 and 20 and this Section 21 shall survive the termination of this Agreement, whether by expiration of the Term, pursuant to Section 9 or otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                   CCI TELECOM, INC.:


                                   By:
                                      ------------------------------------------

                                        Its:
                                            ------------------------------------


                                   EXECUTIVE:


                                   ---------------------------------------------

                                    EXHIBIT A


BASE SALARY:




OTHER BENEFITS DESCRIBED BELOW:

2005 AND 2006 BONUS PLAN

     In addition to the Base Salary, Executive shall be entitled to receive an annual Bonus computed and payable with respect to each fiscal year ending April 30 (a "Fiscal Year") commencing with the Fiscal Year ending April 30, 2005, based on the Company's EBITDA (as hereinafter defined) for such Fiscal Year and the Company's Targeted EBITDA (as hereinafter defined) for such Fiscal Year in accordance with the following:

               (i) if the Company's EBITDA is greater than or equal to ninety percent (90%), but less than one-hundred percent (100%) of Targeted EBITDA for a Fiscal Year, Executive's Bonus for such Fiscal Year shall be an amount equal to 15% of Executive's Base Salary for such Fiscal Year;

               (ii) if the Company's EBITDA is greater than or equal to one hundred percent (100%), but less than one-hundred fifteen percent (115%) of Targeted EBITDA for a Fiscal Year, Executive's Bonus for such Fiscal Year shall be an amount equal to 20% of Executive's Base Salary for such Fiscal Year;

               (iii) if the Company's EBITDA is greater than or equal to one-hundred fifteen percent (115%), but less than one-hundred thirty percent (130%) of Targeted EBITDA for a Fiscal Year, Executive's Bonus for such Fiscal Year shall be an amount equal to 30% of Executive's Base Salary for such Fiscal Year; and

               (iv) if the Company's EBITDA is greater than one hundred thirty percent (130%) of Targeted EBITDA for a Fiscal Year, Executive's Bonus for such Fiscal Year shall be an amount equal to 35% of Executive's Base Salary for such Fiscal Year.

The Bonus will be paid, in the form provided below, within ninety (90) days after the date the Company receives its audited annual financial statements for the applicable Fiscal Year or, if the Company does not obtain an audit for such Fiscal Year, then within fifteen (15) days after the date the Board approves the consolidated annual financial statements of the Company for the applicable Fiscal Year[, provided, however, that except under the circumstances set forth in Sections 9(a) and 9(c) herein, the Bonus for any Fiscal Year shall not be payable if Executive is not in the employment of the Company for at least six
(6) months during such Fiscal Year]. Subject to the provisions of the preceding sentence, a Bonus, if any, for any Fiscal Year of Executive's employment hereunder shall be prorated based upon that portion of such Fiscal Year that Executive was employed hereunder. Any Bonus to which Executive is entitled under this Agreement shall be payable on the date specified in this Section 5(b), even though the Term expires prior to the date such Bonus is payable hereunder. As used in this Section 5(b), the term "EBITDA" means, for any Fiscal Year, the net income of the Company for such Fiscal Year determined in accordance with generally accepted accounting principles applied on a basis consistent with the Company's past practices ("GAAP"), (A) before the deduction of interest expenses paid or accrued by the Company with respect to such period, (B) before deduction of income taxes and other taxes based upon the income of the Company for such period, (C) before the deduction of depreciation and amortization of goodwill of the Company, (D) before any deductions for extraordinary or nonrecurring losses or charges of the Company (as such terms are used under GAAP) for such period and before any increases due to extraordinary or nonrecurring items of income of the Company (as such terms are used under GAAP) for such period, (E) before a deduction with respect to any amounts by which (i) any corporate overhead of Charys allocated to the Company, management fees paid by the Company to Charys or other payments made by the Company to Charys which are not directly attributable or related to the Company's operation of its business exceeds (ii) the lower of (A) the actual internal cost to Charys of providing such service or
(B) the aggregate costs that the Company would have incurred for the services to which such payments or allocations relate if the Company had acquired such services from a third party on an arm's length basis, and (F) before any deductions for financing costs, accounting fees, legal fees or any other fees and expenses incurred in connection with the merger of Charys into the Company, with all items referred to in subsections (A) through (F) in this definition determined in accordance with GAAP, and calculated as set forth in the Company's consolidated annual financial statements for such Fiscal Year, which financial statements have been approved by the Board, and the term "Targeted EBITDA" shall be, with respect to each Fiscal Year, an amount determined by the [Chief Executive Officer or] the Board no later than ninety (90) days after the commencement of such Fiscal Year. 739382.4 739382.4 The Bonus for any Fiscal Year may, at the sole discretion of the Board of Directors, be paid in the form of cash.

                                  ATTACHMENT F
                 ARTICLES OF INCORPORATION OF CCI TELECOM, INC.

                                                                FILED
                                                        IN THE OFFICE OF THE
                                                      SECRETARY OF STATE OF THE
                                                           STATE OF NEVADA

                                                          JAN 16 2001

                                                   NO.     C25002-00
                                                      ---------------------
                                                          DEAN HELLER
                                                 Dean Heller, Secretary of State


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                CCI TELECOM, INC.

To the Secretary of State
State of Nevada

     Pursuant to the provisions of Chapter 78.403 of the Nevada Revised Statutes, the domestic corporation herein named does hereby adopt the following Restated Articles of incorporation. A resolution approving these Restated Articles of Incorporation was unanimously adopted on January 4, 2001, by the Board of Directors and the stockholders of CCI Telecom, Inc.

     FIRST,     The  name  of  the  corporation  is  CCI  Telecom,  Inc.  (the
"Corporation").

     SECOND. Its registered agent in the State of Nevada is located at 202 S. Minnesota Street, Carson City, Nevada 89703. The name of its resident agent at that address is Capitol Document Services, Inc. The Corporation may maintain offices in such other places within or without the State of Nevada as maybe from time to time designated by the Board of Directors, or by the bylaws of the Corporation, and the Corporation may conduct all corporate business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada, as well as within the State of Nevada.

     THIRD.    The  objects for which the Corporation is formed are to engage in any lawful activity for which corporations may be organized under the laws of the State of Nevada.

     FOURTH, The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000 shares, consisting of two classes of capital stock: (i) 25,000,000 shares of Common Stock, $.01 par value per share; and (ii) 25,000,000 shares of Preferred Stock, $.01 par value per share.

     The board of directors may prescribe the powers, designations, preferences and relative, participating, optional or other special rights, including without limitation voting rights, and the qualifications, limitations or restrictions thereof, of each class of capital stock and of each series within any such class and may increase or decrease the number of shares within each such class or series; provided, however, the board of directors may not decrease the number of shares within a class or series to less than the number of shares within such class or series that are then issued and may not increase the number of shares within a series above the total number of authorized shares of the applicable class.

     No shareholder shall be entitled to have any preemptive rights to acquire any new or additional securities issued by the Corporation except as may be set forth in a separate written agreement to which the Corporation is a party.

     Cumulative voting for directors is expressly prohibited.

     FIFTH. The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation, provided that the number of directors shall not be reduced to less than one. The initial Board of Directors shall be three (3) in number.

     The names and addresses of the initial members of the Board of Directors are as follows:

NAME                           ADDRESS
----                           -------
Michael J. Novak:              P.O. Box 790848
                               San Antonio, Texas 78279-0848

James A. O'Donnell             Twelve Piedmont Center, Suite 210
                               Atlanta, Georgia 30305

Jeffrey P. Blanchard:          P.O. Box 15616
                               San Antonio, Texas 78212-8816

     SIXTH.     The Corporation is to have perpetual existence.

     SEVENTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     EIGHTH. The Corporation shall indemnify each director or officer of the Corporation who may be indemnified, to the fullest extent permitted by Section
78.751 of the Nevada Revised Statutes ("Section 78.751"), as it may be amended from time to time, in each and every situation where the Corporation is obligated to make such indemnification pursuant to Section 78.751. In addition, the Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 78.751, the Corporation is not obligated, but is permitted or empowered, to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to Section 78.751 to the extent the Board of Directors deems advisable, as permitted by such section. The Corporation shall promptly make or cause to be made any determination which
Section  78.751  requires.

     NINTH.     In  furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

     THE UNDERSIGNED, being the President and Secretary of the Corporation, do make and file these Restated Articles of Incorporation, having been authorized to execute such document by resolution of the Board of Directors and the stockholders of the Corporation which were adopted on January 4, 2001, and certify that these Restated Articles of Incorporation correctly sets forth the text of the Articles of Incorporation of the Corporation as restated on this 11th day of January 2001.



CCI TELECOM, INC.

By:  /s/  Michael Norak
   ----------------------------------
Print  Name:  Michael Norak
            -------------------------
Print Title:  President
            -------------------------


/s/  Roger Benavides
-------------------------------------
Roger Benavides, Secretary

                                   CERTIFICATE TO ACCOMPANY
DEAN HELLER                                                    OFFICE USE ONLY:
Secretary of State                    RESTATED ARTICLES            FILED
                                       (PURSUANT TO NRS     IN THE OFFICE OF THE
101 North Carson Street, Suite 3      78.403 and 82.371)      STATE OF NEVADA
Carson City, Nevada 89701-4786                                  JAN 16 2001
(775) 684 5708

            IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING
--------------------------------------------------------------------------------

    THIS FORM IS TO ACCOMPANY RESTATED ARTICLES OF INCORPORATION  NO. C25002-00
    ------------------------------------------------------------   Dean Heller
               (Pursuant to NRS 78.403 or 82.371)                  Dean Heller,
                                                              Secretary of State
         (THIS FORM MAY ALSO BE USED TO ACCOMPANY RESTATED ARTICLES FOR
      LIMITED-LIABILITY COMPANIES AND CERTIFICATES OF LIMITED PARTNERSHIP)
                             - REMIT IN DUPLICATE -

1.   Name of NEVADA entity as last recorded In this office:
     CCI TELECOM, INC.

2.   Indicate what changes have been made by checking the appropriate spaces.*

[ ]  The entity name has been amended.

[ ]  The resident agent has been changed.
     (attach Certificate of Acceptance from new resident agent)

[ ]  The purpose of the entity has been amended.

[ ]  The authorized shares have been amended.

[ ]  The directors, managers or general partners have been amended.

[ ]  The duration of the entity has been amended.

[ ]  IRS tax language has been added.

[ ]  Articles have been added to the articles or certificate.

[ ]  Articles have  been  deleted  from  the  articles  or  certificate.

[X] None of the above apply, The articles or certificate have been amended as follows; (provide article numbers, if available)

ARTICLE FOURTH:  ADDITIONAL LANGUAGE HAS BEEN INCLUDED IN THE THIRD PARAGRAPH.


* This form is to accompany Restated Articles which contain newly altered or amended articles.

The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering Articles of Incorporation, Articles of Organization or Certificates of Limited Partnership.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                                  ATTACHMENT G
                           BYLAWS OF CCI TELECOM, INC.

                                     BYLAWS
                                       OF
                                CCI TELECOM, INC.
                    A NEVADA CORPORATION (THE "CORPORATION")


                                   ARTICLE I.

                                    OFFICES

     Section  1.     Registered  Office.  The  Corporation  shall  have  and
                     ------------------
continuously maintain a registered office in the State of Nevada which may be, but need not be, the same as its place of business (if located within the State of Nevada). The address of the registered office and the name of the registered agent at such address shall be as set forth in the Corporation's Articles of Incorporation.

     Section 2.     Place of Business. In addition to its registered office, the
                    -----------------
Corporation may have offices and places of business at such places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

     Section  1.     Annual  Meetings. Annual meetings of the shareholders shall
                     ----------------
be held at such times as shall be determined by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors, and shall transact such other business as may be properly brought before the meeting.

     Section  2.     Special Meetings. Unless otherwise provided by the Articles
                     ----------------
of Incorporation, special meetings of the shareholders may be called by the President, the Board of Directors or the holders of shares representing not less than 10% of the votes entitled to be cast on any issue at meetings of shareholders. A special meeting may be called for any purpose or purposes though business transacted at a special meeting shall be confined to the purposes stated in the notice of such meeting.

     Section  3.     Place  of  Meetings.  Meetings  of  the shareholders of the
                     -------------------
Corporation shall be held at such places within or without the State of Nevada as shall be determined by the Board of Directors or, in the absence of such a determination, meetings of shareholders shall be held at the principal office of the Corporation.

     Section  4.     Notice  of  Meetings. Written notice stating the place, day
                     --------------------
and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section  5.     Voting  List. At least ten (10) days before each meeting of
                     ------------
the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer-books. Such list shall be kept on file at the registered office or principal place of business of the Corporation for a period often (10) days prior to such meeting, and shall be subject to inspection by any shareholder who may be present. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such
    ----- -----
list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

     Section  6.     Quorum  of Shareholders: Adjournment. The holders of shares
                     ------------------------------------
representing a majority of the votes entitled to be cast at a meeting, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Articles of Incorporation or by these Bylaws. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Upon attainment of representation by a quorum, subsequent to an adjournment of the meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

     If a quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

     Section  7.     Organization;  Order of Business. The Chairman of the Board
                     --------------------------------
or such other person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence such person as may be chosen by the holders of shares representing a majority of the votes which could be cast by those present, in person or by proxy, and entitled to vote shall call to order any meeting of the shareholders and act as chairman of the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting, but in his absence, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion; but the order of business to be followed at any meeting at which a quorum is present may be changed by the holders of shares of stock present in person or by proxy and entitled to vote at such meeting (determined by a majority of the votes cast).

     Section  8.     Required Vote. With respect to matters other than elections
                     -------------
of directors, except as otherwise required by statute, the Articles of Incorporation or these Bylaws, the vote of the holders of shares representing a majority of the votes cast shall decide any question properly brought before such meeting. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors.

     Section  9.     Method  of  Voting:  Proxies.  Each  outstanding  share,
                     ----------------------------
regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are enhanced or limited by statute, by the Articles of incorporation (including amendments thereto) or by agreement. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person, or by written proxy appointed by an instrument executed by such shareholder. No proxy shall be valid after eleven
(11) months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless a shareholder entitled to vote objects, ha which case written ballots shall be used.

     Section  10.     Action  Without  Meeting.  Any action which must or may be
                      ------------------------
taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by (i) the holders of all the shares entitled to vote with respect to the action that is the subject of the consent, or (ii) unless the Articles of Incorporation otherwise provide, the holders of shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing.

     Section 11.     Telephone Meeting. Shareholders may participate in and hold
                     -----------------
a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the. meeting is not lawfully called or convened.

                                  ARTICLE III.

                                    DIRECTORS

     Section 1.     Management of the Corporation. The powers of the Corporation
                    -----------------------------
shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors of the Corporation. Except to the extent otherwise limited by statute, the Articles of Incorporation, or these Bylaws, the Board of Directors shall have the broadest powers available under Nevada law.

     Section  2.     Number.  The  number of directors constituting the Board of
                     ------
Directors shall be determined from time to time by resolution of a majority of directors then in office, though less than a quorum; provided that at all times the number of directors shall be at least one (1) and no decrease shall have the effect of shortening the term of any incumbent director.

     Section  3.     Qualifications.  Election  and  Term. Directors need not be
                     ------------------------------------
residents of Nevada or shareholders of the Corporation. The directors constituting the Board of Directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast by the shareholders entitled to vote at such election of directors. Each director, upon election to the Board of Directors, shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified.

     Section  4.     Chairman  of  the Board. The Board of Directors may elect a
                     -----------------------
member  from  the  Board  of  Directors  to  serve as Chairman of the Board. The
Chairman of the Board shall preside at meetings of the Board of Directors and shareholders.

     Section  5.     Removal.  Any director may be removed either for or without
                     -------
cause at any special or annual meeting of the shareholders by the affirmative vote of the holders of shares having a majority of the entire number of votes entitled to be cast for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

     Section 6.     Vacancies. Any vacancies occurring in the Board of Directors
                    ---------
for any reason may be filled by a majority vote of the directors then in office, though less than a quorum, or by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose; provided that, during the period between any two (2) successive annual meetings of shareholders, the Board of Directors may not fill more than two (2) vacancies resulting from an increase in the number of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

     Section  7.     Place of Meeting. The directors of the Corporation may hold
                     ----------------
their meetings, both regular and special, either within or without the State of Nevada.

     Section 8.     Annual Meetings. Each newly elected Board of Directors shall
                    ---------------
hold an annual meeting without further notice immediately following the annual meeting of shareholders and at the same place, unless such place or time is changed by a majority vote of the directors then elected and serving.

     Section 9.     Regular Meetings. Regular meetings of the Board of Directors
                    ----------------
may be held without notice at such times and places as may be fixed from time to time by resolutions adopted by the Board of Directors and communicated to all directors at their last known addresses. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of any regular meeting need be specified in the notice or waiver of notice of such meeting.

     Section  10.     Special  Meetings.  Special  meetings  of  the  Board  of
                      -----------------
Directors may be called by the President on twenty-four (24) hours' notice to each director either personally or by mail or by telegram or by facsimile. Special meetings shall be called by the President in like manner and on like notice on the written request of two (2) directors, Except as may be otherwise expressly provided by statute, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

     Section  11.     Quorum:  Majority  Vote.  At  all meetings of the Board of
                      -----------------------
Directors, the presence of a majority of the number of directors fixed in accordance with these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by statute, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Upon attainment of representation by a quorum, subsequent to an adjournment of the meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 12.     Presumption of Assent. A director of the Corporation who is
                     ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he shall file Ms written dissent to such action with the person acting as the Secretary of the meeting before adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section  13.     Compensation.  The Board of Directors shall have authority
                      ------------
to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the Board. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing in these Bylaws shall be construed to preclude any directors from serving the Corporation in any capacity other than as a director and receiving compensation therefor.

     Section  14.     Procedure.  The  Board  of  Directors  shall  keep regular
                      ---------
minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

     Section 15.     Action Without Meeting. Any action required or permitted to
                     ----------------------
be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Such consent shall have the same force and effect as unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. The signed consent or a copy thereof shall be placed in the minute book of the Corporation.

     Section  16.     Telephone Meeting. Members of the Board of Directors or of
                      -----------------
any committee thereof may participate in and hold a meeting of the Board of Directors of any committee thereof by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV.

                             COMMITTEES OF THE BOARD

     Section  1.     Designation  and  Authority. The Board of Directors may, by
                     ---------------------------
resolution adopted by a majority of the full Board of Directors, designate from among its members one or more committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the authority of the Board of Directors to: amend the Articles of Incorporation (other than in connection with the issuance of shares in series); propose a reduction of the stated capital of the Corporation; approve a plan of merger or share exchange of the Corporation; recommend to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; amend, alter or repeal the bylaws of the Corporation or adopt new bylaws of the Corporation; fill vacancies in the Board of Directors; fill vacancies in or designate alternate members of any committee of the Board of Directors; fill any directorship to be filled by reason of an increase in the number of directors; elect or remove officers of the Corporation or members or alternate members of any committee of the Corporation; fix the compensation of any member or alternate members of such committee; or alter or repeal any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable; and, unless such resolution expressly so provides, no such committee shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation.

     Section 2.     Change in Number. The number of members of any committee may
                    ----------------
be increased or decreased from time to time by resolution adopted by the Board of Directors.

     Section  3.     Removal and Vacancies. Members of committees may be removed
                     ---------------------
by the Board of Directors. Vacancies in committees may be filled by the Board of Directors.

     Section  4.     Transaction of Business. Committees shall transact business
                     -----------------------
(at meetings or by unanimous consent) in the same manner as the Board of Directors.

     Section  5.     Responsibility.  The  designation  of any committee and the
                     --------------
delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE V.

                                     NOTICE

     Section  1.     Manner of Giving Notice. Unless otherwise required by these
                     -----------------------
Bylaws, whenever any notice is required to be given under law, the Articles of Incorporation or these Bylaws, such notice may be given in writing, and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or shareholder at his address or telex or facsimile transmission number, as the case may be. All notices shall be deemed to be given on the earlier of receipt or at the tune when the same shall be deposited in the mail or with an express delivery service or when transmitted, as the case may be, addressed or directed to the proper destination as it appears on the records of the Corporation, with postage and fees thereon prepaid. An affidavit of the Secretary or Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
            -----  -----

     Section  2.     Waiver  of  Notice.  Whenever  any notice is required to be
                     ------------------
given to any committee member, director or shareholder of the Corporation under the provisions of the statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the expressed purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE VI.

                         OFFICERS, EMPLOYEES AND AGENTS:
                                POWERS AND DUTIES

     Section  1.     Appointment  of  Officers.  The officers of the Corporation
                     -------------------------
shall be appointed by the Board of Directors and shall be a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents and Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may deem appropriate. Any two or more offices may be held by the same person.
Additionally, unless expressly prohibited by the Board of Directors, the President may appoint such assistant officers as the President deems necessary.

     Section  2.     Qualifications.  Officers  of  the  Corporation need not be
                     --------------
directors or shareholders of the Corporation, or residents of the State of Nevada. Any two or more offices may be held by the same person.

     Section  3.     Term  of Office. Each officer of the Corporation shall hold
                     ---------------
office for the term specified by the Board of Directors. If no term is specified, each officer shall hold office until his or her successor is chosen and qualifies, or until his or her earlier death, resignation or removal from office. The designation of a specific term of office does not grant to an officer any contract rights, and the Board of Directors may remove such officer as provided in these Bylaws.

     Section 4.     Removal; Filling of Vacancies. Any officer may be removed at
                    -----------------------------
any time, for or without cause, by the Board of Directors or, if appointed by the President, by the President. Such removal shall be without prejudice to the contract rights, if any. of the person so removed. A vacancy occurring in any office for any reason may be filled by the Board of Directors. A vacancy in any office held by an officer appointed by the President may be filled by the President unless such authority is limited by the Board of Directors.

     Section  5.     Compensation.  The  compensation  of  all  officers  of the
                     ------------
Corporation shall be fixed from time to time by the Board of Directors. The Board of Directors may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.

     Section  6.     Chairman  of  the Board. The Chairman of the Board shall be
                     -----------------------
selected among the members of the Board of Directors and will preside when present at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall be the highest officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all business and affairs of the Corporation.

     Section  7.     Chief  Executive  Officer.  Subject  to  the  direction and
                     -------------------------
authority of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities and each shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time be assigned to him by the Board of Directors. The Chief Executive Officer may from time to time delegate any of the aforementioned duties and responsibilities in accordance with these Bylaws to any officer who directly or indirectly reports to him.

     Section  8.     President.  The  President  shall  have  charge  of  such
                     ---------
properties, business and operations of the Corporation as may be assigned to him from time to time in accordance with these Bylaws by the Chief Executive Officer, as well as all such powers as may be reasonably incident to such charge. Unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the shareholders and the Board of Directors. The President shall have such other powers and duties as designated in accordance with these Bylaws and as the Board of Directors shall prescribe. The President shall report directly to the Chief Executive Officer and the Board of Directors.

     Section  9.     Chief  Operating Officer. The Chief Operating Officer shall
                     ------------------------
be responsible for the day to day operations of the Corporation and its subsidiaries, and will have such other powers and duties as designated in accordance with these Bylaws and as the Chief Executive Officer or the Board of Directors shall prescribe. The Chief Operating Officer shall report directly to the Chief Executive Officer and the Board of Directors.

     Section  10.     Chief  Financial Officer. The Chief Financial Officer will
                      ------------------------
be the principal accounting and financial officer of the Corporation and will have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. The Chief Financial Officer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Chief Financial Officer shall also perform, under the direction and subject to the control of the Chief Executive Officer, the President and the Board of Directors, such other duties as may be assigned by either of such officers.

     Section  11.     Vice  Presidents. Each Vice President shall have only such
                      ----------------
powers and perform only such duties as the Board of Directors may from time to time prescribe or as a Chief Executive Officer or the President may from time to time delegate to him or her.

     Section  12.     Secretary.  The Secretary shall attend all sessions of the
                      ---------
Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. Except as otherwise provided herein, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

     Section  13.     Assistant Secretaries. Each Assistant Secretary shall have
                      ---------------------
only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     Section  14.     Treasurer.  The  Treasurer  shall  have the custody of the
                      ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President, the Chief Financial Officer and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe. If required by the Board of Directors, he shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section  15.     Assistant  Treasurers. Each Assistant Treasurer shall have
                      ---------------------
only such powers and perform only such duties as the Chief Executive Officer, the President, the Chief Financial Officer or the Board of Directors may from time to time prescribe.

     Section  16.     Additional Powers and Duties. In addition to the foregoing
                      ----------------------------
specially enumerated duties, services and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these Bylaws, or as the Board of Directors may from time to time determine or as may be assigned to them by any competent superior officer.

                                  ARTICLE VII.

                           STOCK AND TRANSFER OF STOCK

     Section  1.     Certificates Representing Shares. Certificates in such form
                     --------------------------------
as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Nevada, the holder's name, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by law. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be a facsimile.

     Section  2.     Issuance.  Subject  to  the provisions of the statutes, the
                     --------
Articles of Incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

     Section  3.     Payment  of  Shares.  The consideration for the issuance of
                     -------------------
shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

     Section  4.     Lost,  Stolen  or  Destroyed  Certificates.  The  Board  of
                     ------------------------------------------
Directors, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors, the President, or any such other officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties, as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

     Section  5.     Transfers  of Shares. Shares of stock shall be transferable
                     --------------------
only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates and record the transaction upon its books.

     Section  6.     Registered  Shareholders. The Corporation shall be entitled
                     ------------------------
to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section  7.     Restriction  on  Transfer  of Shares of Stock. These Bylaws
                     ---------------------------------------------
authorize (but do not require) a restriction on the transfer of the Corporation's shares which:

     (a) maintains the status of the Corporation as an electing small business corporation under Subchapter S of the United States Internal Revenue Code;

     (b) obligates the holders of the restricted stock to offer to the other holders of stock of the Corporation a prior opportunity, to be exercised within a reasonable time, to acquire the restricted stock pursuant to an agreement respecting the purchase and sale of the restricted stock;

     (c) obligates the Corporation to the extent permitted by law or any holder of stock of the Corporation to purchase the stock which is the subject of an agreement respecting the purchase and sale of the restricted stock; or

     (d) requires the Corporation and the holders of any stock of the Corporation to consent to any proposed transfer of the restricted stock for the purpose of preventing violations of federal or state law.

     The Corporation will furnish to the holder of a certificate of stock in the Corporation, without charge, upon written request to the Corporation at its principal place of business or registered office, a copy of the Bylaws and the Agreement, if any, restricting the transfer of stock.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

     Section  1.     Fixing  Record  Dates.  For  the  purpose  of  determining
                     ---------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may (i) fix in advance the record date for any such determination of shareholders, though such record date shall not be more than sixty (60) days and, for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, shall not be less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken, or (ii) close the share transfer records for a period of not more than sixty (60) days and, for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, for a period of not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In the absence of any such action by the Board of Directors, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. The record date for the purpose of determining shareholders entitled to consent to an action shall be fixed in accordance with applicable statutes.

     Section  2.     Reserves.  There  may  be  created  from  time  to  time by
                     --------
resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation or for such other purpose as the directors shall think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

     Section  3.     Signature  of  Negotiable  Instruments.  All  bills, notes,
                     --------------------------------------
checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

     Section  4.     Fiscal  Year.  The  business  of  the  Corporation shall be
                     ------------
conducted on either a fiscal year or calendar year basis, and the selection of the basis to be used shall be, and is hereby delegated to the discretion of the Board of Directors.

     Section  5.     Seal. The Corporation's seal, if obtained, shall be in such
                     ----
form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced. Except as expressly required by law, no action shall be invalid or unenforceable for failure to use the corporate seal in connection therewith.


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     Section  6.     Books  and  Records. The Corporation shall keep correct and
                     -------------------
complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     Section  7.     Resignation.  Unless  otherwise  expressly  provided,  any
                     -----------
director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section  8.     Surety  Bonds.  Such officers and agents of the Corporation
                     -------------
(if any) as the President, or the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the President or the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

     Section  9.     Interested  Directors.  Officers  and  Security Holders. No
                     -------------------------------------------------------
contract or transaction between the Corporation and one or more of its directors, officers or security holders, or between the Corporation and any other corporation, partnership, association, trust, plan or other organization or. enterprise in which one or more of the Corporation's directors, officers or security holders are directors, officers, security holders, members or employees, or have a direct or indirect financial interest, shall be void or voidable solely because of such position or interest, solely because the director, officer or security holder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (a) the material facts of the contract or transaction and of the relationship or interest are known or disclosed to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

     (b) the material facts of the contract or transaction and of the relationship or interest are known or disclosed to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or

     (c) the contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. No director shall be liable to account to the Corporation for any profits realized by, from or through any such contract or transaction by reason of an interest therein when such contract or transaction has


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been authorized or ratified in accordance with the foregoing. This section shall not be construed to invalidate any contract or transaction which would otherwise be valid in the absence of this provision.

     Section  10.     Indemnification.  Any person who was, is, or is threatened
                      ---------------
to be made, a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, investigative or administrative, any appeal in such action suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, court costs, fines, penalties, excise taxes, and amounts paid in settlement) reasonably incurred or suffered in connection therewith and such indemnification shall continue as to any such person who has ceased to be a director or officer and shall inure to the benefit of such persons' heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses (court costs and attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, the applicable requirements of the Nevada Revised Statutes are met prior to such advancement.

     The right to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of, nor shall it be construed to limit, any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or otherwise.

                                   ARTICLE IX.

                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.


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                                   CERTIFICATE
                                   -----------

     I,  Roger  Benavides,  the  undersigned  Secretary of CCI TELECOM, INC., do
         -----------------
hereby certify that the foregoing is a true and correct copy of the Bylaws of said Corporation as duly approved at the organizational meeting of the Board of Directors of the Corporation and as duly amended by action of the Board of Directors through the date hereof.

     WITNESS  my  hand  and  the  seal of the Corporation this the  22nd  day of
                                                                    ----
November  2000.
--------


                                                    /s/  Roger Benavides
                                                    ----------------------------
                                                    Roger Benavides, Secretary


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